UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

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Mine Safety Appliances Company

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MINE SAFETY APPLIANCES COMPANY    •    P.O. BOX 426, PITTSBURGH, PENNSYLVANIA 15230    •    PHONE (412) 967-3000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE HOLDERS OF COMMON STOCK OF

    MINE SAFETY APPLIANCES COMPANY:

Notice is hereby given that the Annual Meeting of Shareholders of Mine Safety Appliances Company will be held on Tuesday, May 11, 2010 at 8:30 A.M., local Pittsburgh time, at the Pittsburgh Marriott North, 100 Cranberry Woods Drive, Cranberry Township, Pennsylvania 16066 (please note the new time and location of the meeting this year) for the purpose of considering and acting upon the following:

(1)    Election of Directors for 2013:    The election of three directors for a term of three years;

(2)    CEO Annual Incentive Award Plan:    Approval of Adoption of the Company’s amended and restated CEO Annual Incentive Award Plan;

(3)    Selection of Independent Registered Public Accounting Firm:    The selection of the independent registered public accounting firm for the year ending December 31, 2010;

and such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only the holders of Common Stock of the Company of record on the books of the Company at the close of business on February 16, 2010 are entitled to notice of and to vote at the meeting and any adjournment thereof.

You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting, please execute and date the accompanying form of proxy and return it in the enclosed self-addressed, stamped envelope at your earliest convenience. If you attend the meeting, you may, if you wish, withdraw your proxy and vote your shares in person.

By Order of the Board of Directors,

DOUGLAS K. MCCLAINE

        Secretary

March 30, 2010

March 30, 2010

MINE SAFETY APPLIANCES COMPANY

PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials for the Shareholders Meeting to be held on May 11, 2010

The 2010 Proxy Statement and the Annual Report to Shareholders for the year ended December 31, 2009 are also available at www.msanet.com/proxymaterials.

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Mine Safety Appliances Company (the “Company”) of proxies in the accompanying form to be voted at the Annual Meeting of Shareholders of the Company to be held on Tuesday, May 11, 2010, and at any and all adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. If a proxy in the accompanying form is duly executed and returned, the shares of Common Stock represented thereby will be voted and, where a specification is made by the shareholder, will be voted in accordance with such specification. A shareholder giving the accompanying proxy has the power to revoke it at any time prior to its exercise upon written notice given to the Secretary of the Company.

The mailing address of the principal executive offices of the Company is P.O. Box 426, Pittsburgh, Pennsylvania 15230.

VOTING SECURITIES AND RECORD DATE

As of February 16, 2010, the record date for the Annual Meeting, 35,972,518 shares of Common Stock were issued and outstanding, not including 2,174,204 shares held in the Company’s Stock Compensation Trust. The shares held in the Stock Compensation Trust are not considered outstanding for accounting purposes but are treated as outstanding for certain purposes, including voting at the Annual Meeting. See “Stock Ownership—Beneficial Ownership of Management.”

Only holders of Common Stock of the Company of record on the books of the Company at the close of business on February 16, 2010 are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Such holders are entitled to one vote for each share held and do not have cumulative voting rights with respect to the election of directors. Holders of outstanding shares of the Company’s 4 1/2% Cumulative Preferred Stock are not entitled to vote at the meeting.

See “Stock Ownership” for information with respect to share ownership by the directors and executive officers of the Company and the beneficial owners of 5% or more of the Company’s Common Stock.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

At the Annual Meeting, three directors will be elected to serve until the Annual Meeting in 2013. Messrs. Robert A. Bruggeworth, James A. Cederna and John C. Unkovic were nominated by the Board of Directors for election in the Class of 2013. The Board of Directors and its Nominating and Corporate Governance Committee recommend a vote FOR the election of the nominees, each of whom has consented to be named as a nominee and to serve if elected. Properly executed proxies timely received in the accompanying form will be voted for the election of the nominees named below, unless otherwise directed thereon, or for a substitute nominee designated by the Nominating and Corporate Governance Committee in the event a nominee named becomes unavailable for election.

The following table sets forth certain information about the nominees, all of whom are currently members of the Board, and about the other directors whose terms of office will continue after the Annual Meeting.

Name	Principal Occupation and any Position with the Company; Other Reporting Company Directorships	Age	Director Since

Nominees for terms expiring in 2013

Robert A. Bruggeworth	President and Chief Executive Officer, RF Micro Devices, Inc. (high-performance radio systems and applications that drive mobile communications); Director of RF Micro Devices, Inc.; Director of Lightpath Technologies, Inc. As the CEO of a publicly traded multinational corporation, Mr. Bruggeworth brings to the Company’s board specific expertise in global business, manufacturing, marketing and material sourcing for high technology products.	48	2007

James A. Cederna	Owner and President, Cederna International, Inc. (executive coaching). As the former Chairman and CEO of a publicly traded multinational company, Mr. Cederna brings to the Company’s board specific expertise in global business, manufacturing and international markets.	59	2002

John C. Unkovic	Partner and General Counsel, Reed Smith LLP (full service law firm). As a long time partner and General Counsel of a multinational law firm, Mr. Unkovic brings to the Company’s board the ability to identify and address the many legal aspects and risks of operating a multinational company.	66	2002

Continuing Directors with terms expiring in 2011

Diane M. Pearse	Chief Financial Officer, Crate and Barrel (home furnishings retailer). As the CFO of a major retail company with international markets, Ms. Pearse brings to the Company’s board expertise related to the financial aspects and risks of operating a multinational company.	52	2004

L. Edward Shaw, Jr.	Senior Managing Director, Breeden Capital Management LLC and its affiliates (investment management and multi-disciplinary professional services firm); Director of HealthSouth Corporation; Director of H&R Block, Inc. As a former senior officer of three publicly traded multinational financial institutions, Mr. Shaw brings to the Company’s board expertise in the legal and financial aspects and risks of operating a multinational company.	65	1998

William M. Lambert	President and Chief Executive Officer of the Company. As the Company’s CEO, Mr. Lambert brings to the Company’s board extensive experience in the Company’s business with particular expertise in product development, marketing, finance and the global safety products industry.	51	2007

Name	Principal Occupation and any Position with the Company; Other Reporting Company Directorships	Age	Director Since

Continuing Directors with terms expiring in 2012

Thomas B. Hotopp	Retired (2003); formerly President of the Company. As the former President of the Company, Mr. Hotopp brings to the Company’s board extensive experience in the Company’s business with particular expertise in the Company’s North American operations, markets, customers and competitors.	68	1998

John T. Ryan III	Chairman of the Board; Retired (2008); formerly Chief Executive Officer of the Company. As the former CEO of the Company, Mr. Ryan brings to the Company’s board extensive experience in the Company’s business with particular expertise in international markets and the global safety products industry.	66	1981

Thomas H. Witmer	Retired (1998); formerly President and Chief Executive Officer, Medrad, Inc. (manufacturer of medical devices). As the former CEO of a publicly traded multinational company, Mr. Witmer brings to the Company’s board specific expertise in global engineering, product design and marketing in international markets.	67	1997

From January 2004 to September 2004, Mr. Shaw was Special Counsel for the Board of Directors of the New York Stock Exchange, Inc., and from September 2004 to January 2006, he was of counsel to Gibson, Dunn & Crutcher LLP, a full service law firm. Mr. Shaw is the brother-in-law of Mr. Ryan. Mr. Lambert has been President and Chief Executive Officer of the Company since May 2008. From May 2007 to May 2008 he was President and Chief Operating Officer and prior thereto he was a Vice President of the Company and President of MSA North America. Each other director has engaged in the principal occupation indicated in the above table for at least the past five years.

Director Independence

The Board of Directors has determined that each of directors Bruggeworth, Cederna, Hotopp, Pearse, Unkovic and Witmer is an independent director. An independent director is a director who has no material relationship with the Company, either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company.

In making its independence determinations, the Board reviewed the director’s individual circumstances, the corporate governance rules of the New York Stock Exchange and the Board’s independence standards. These standards are available in the Investor Relations section of the Company’s internet website at www.MSAnet.com. They are summarized below:

Disqualifying Relationships

The following relationships are considered to be material relationships that would impair a director’s independence:

•

If a director is an employee or has an immediate family member who is an executive officer of the Company, the director is not independent until three years after the end of the employment relationship.

•

If a director or an immediate family member receives more than $120,000 per year in direct compensation from the Company, the director is not independent until three years after the director or family member ceases to receive such compensation. Disqualifying compensation does not include director and committee fees, pension or deferred compensation for prior service or compensation received by an immediate family member for service as a non-executive officer employee.

•

If a director or an immediate family member is employed by or affiliated with a present or former internal or external auditor of the Company, the director is not independent until three years after the end of the affiliation or the employment or auditing relationship. Employment of an immediate family member in a non-professional capacity does not disqualify a director.

•

If a director or an immediate family member is an executive officer of another company, and any of the Company’s present executives serves on that company’s compensation committee, the director is not independent until three years after the end of such employment or service.

•

If a director is an employee or an immediate family member is an executive officer of a company that makes payments to or receives payments from the Company for property or services, and the amount of such payments in a fiscal year exceeds the greater of $1 million or 2% of the other company’s consolidated gross revenue, the director is not independent until three years thereafter.

Non-Disqualifying Relationships

The following relationships are not considered to be material relationships that would impair a director’s independence:

•	A director is an executive officer of another company that is indebted to the Company, or to which the Company is indebted, in an amount less than 5% of the other company’s total consolidated assets;

•	A director is an executive officer of another company in which the Company owns a common stock interest less than 5% of the other company’s total shareholders’ equity;

•	A director serves as an executive officer of a charitable organization, and the Company’s discretionary contributions to the organization are less than 2% of the organization’s annual revenue; or

•	A director is an executive officer of another company that owns a common stock interest in the Company.

Other Relationships

The Board will annually review commercial and charitable relationships of directors. If a relationship is not one of the non-disqualifying relationships described above, the determination of whether the relationship is material or not, and therefore whether the director is independent or not, is made by the directors who satisfy the independence guidelines set forth under the two preceding captions.

For example, if a director is the executive officer of a charitable organization, and the Company’s discretionary contributions to the organization are more than 2% of that organization’s annual revenue, the independent directors will determine, after considering all of the relevant circumstances, whether the relationship is material, and therefore whether or not the director should be considered independent. The Company will explain in its proxy statement the basis for any Board determination that a relationship is not material, despite the fact that it does not meet one of the safe-harbors under “Non-Disqualifying Relationships” above.

Mr. Unkovic is a partner and General Counsel of Reed Smith LLP, which provides legal services to the Company. In 2009, the amount of payments made by the Company to Reed Smith did not exceed the greater of

$1,000,000 or 2% of the consolidated gross revenue of Reed Smith. The Board has determined that Mr. Unkovic’s personal gain from the Company’s relationship with Reed Smith does not affect his ability to act independently and, accordingly, is not material.

Board Committees

The Board of Directors has established an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, a Finance Committee and certain other committees.

The Audit Committee presently consists of directors Bruggeworth, Cederna, Pearse (Chair) and Witmer, each for a term expiring at the 2010 organizational meeting of the Board of Directors. The Audit Committee, which met six times during 2009, assists the Board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements and financial reporting process. The Committee selects and recommends annually to the Board and the shareholders the independent registered public accounting firm to audit the Company’s financial statements, approves in advance all audit and non-audit services performed by the independent registered public accounting firm, reviews the plans, findings and recommendations of the independent registered public accounting firm, and reviews and evaluates the performance of the independent registered public accounting firm, their independence and their fees. The Committee reviews and discusses with management and the independent registered public accounting firm the Company’s financial statements and reports, its internal and disclosure controls and matters relating to the Company’s internal control structure, its Code of Business Conduct and Ethics and legal and regulatory compliance. The Board of Directors has determined that Director Pearse is an “audit committee financial expert,” as defined by the rules of the Securities and Exchange Commission.

The Compensation Committee presently consists of directors Bruggeworth, Hotopp, Unkovic and Witmer (Chair), each for a term expiring at the 2010 organizational meeting of the Board. The Compensation Committee, which met three times in 2009, reviews and recommends (to the independent directors for approval) the annual goals, objectives and performance of the Company’s chief executive officer, reviews and approves the compensation of the Company’s executive officers and other key executives, monitors the effectiveness of the Company’s employee benefit offerings, manages the Company’s overall compensation strategy and compensation plans, assesses any risk inherent in these plans and attempts to ensure that such risk is not excessive and is acceptable to the Company and employs, compensates and oversees the Company’s external compensation consultant. The Compensation Committee also administers the Company’s 2008 Management Equity Incentive Plan and predecessor equity plans (collectively, the “Management Equity Plans”).

The Nominating and Corporate Governance Committee presently consists of directors Cederna (Chair), Hotopp and Unkovic, each for a term expiring at the 2010 organizational meeting of the Board. The Committee, which met two times in 2009, reviews and makes recommendations to the Board regarding the composition and structure of the Board, criteria and qualifications for Board membership, director compensation and evaluation of current directors and potential candidates for director. It is also responsible for establishing and monitoring policies and procedures concerning corporate governance. Further information concerning the Nominating and Corporate Governance Committee and its procedures appears below.

The Finance Committee, which was established in May 2009, presently consists of directors Pearse, Ryan III and Shaw (Chair), each for a term expiring at the 2010 organization meeting of the Board. The Committee, which met two times in 2009, reviews and makes recommendations to the Board regarding the Company’s capital structure, dividend policy, financing activities, funding of the Company’s employee benefit plan, and liquidity management.

Corporate Governance Matters

The Board of Directors has adopted Corporate Governance Guidelines which cover a wide range of subjects, such as the role of the Board and its responsibilities, Board composition, operations and Committees, director compensation, Board and management evaluation and succession planning, director orientation and training and communications with the Board. The Corporate Governance Guidelines, as well as the Charters of the Board’s Audit, Compensation, Nominating and Corporate Governance and Finance Committees and the Company’s Code

of Business Conduct and Ethics for directors, officers and employees, are available in the Investor Relations section of the Company’s internet website at www.MSAnet.com. Such material will also be furnished without charge to any shareholder upon written request to the Corporate Secretary at the Company’s address appearing on page one.

The Board considers diversity of race, gender and national origin to be a relevant factor that is weighed with other criteria such as having the ability to contribute to the well-being of the Company and its shareholders, good judgment, integrity and a commitment to the mission of the Company. Other criteria used in connection with selecting prospective directors include skills and experience needed by the Board, commitment and any other factor considered relevant by the Committee and/or the Board. The Committee may prioritize the criteria depending on the current needs of the Board and the Company.

The Board has separated the position of Chairman of the Board and CEO for the last two years. The current Chairman is Mr. Ryan III. Mr. Ryan III was Chairman and Chief Executive Officer of the Company from October 1991 until he retired as Chief Executive Officer in May 2008. He remained an employee of the Company until July 1, 2008. At present, given his prior service as Chief Executive Officer, Mr. Ryan III is not considered an independent director under the New York Stock Exchange guidelines. When Mr. Ryan III retired as Chief Executive Officer, the independent directors considered whether to appoint him as Chairman. This consideration took into account the reasons why some companies have decided to have an independent non-executive chairman and/or an independent lead director. The independent directors of the Board have determined that given the composition of the Board, the diligent independence traditionally exercised by the Board, the transparency of the Company’s operations and other relevant considerations including the culture of the company, the Company does not need to have an independent chairman or independent lead director. Moreover, as a long time executive of the Company, and substantial shareholder, Mr. Ryan’s service as chairman facilitates his ability to represent the Company externally and internally as appropriate. The Chairman position is evaluated annually, as is the performance of the incumbents, and this evaluation includes consideration of whether it is advisable to have an independent Chairman or independent lead director.

The Board also maintains an active structure of independent director leadership which performs many of the functions of an independent lead director. In furtherance of this, the Corporate Governance Guidelines provide that it is the Company’s practice for the non-management directors to meet at each Board meeting in executive session, with no members of management present. The non-management directors include, in addition to the independent directors, any other director who is not a current officer of the Company. In addition, the independent directors hold at least one executive session per year.

A chairperson for the executive sessions for non-management directors is selected annually from the non-management directors. A chairperson for the executive session for independent directors is selected annually from the independent directors. A chairperson who serves in that role may not be the chairperson of the executive sessions again until at least two years have passed since he or she last held the position. From May 2009, Mr. Unkovic served as chairperson of the executive sessions of the non-management directors and Mr. Cederna served as the chairperson for the sessions with the independent directors. Commencing in May 2010, Ms. Pearse will serve as chairperson for both the executive sessions of the non-management directors and the sessions with the independent directors. The audit, compensation and nominating and governance committees are also each led by an independent director.

The Board of Directors met five times during 2009. All directors attended at least 75% of the combined total of the meetings of the Board and of all committees on which they served. Directors are expected to attend the Annual Meeting of Shareholders. In 2009, all members of the Board of Directors attended the Annual Meeting.

Risk Oversight

The Board as a whole exercises oversight of the Company’s strategic risks and other risks identified through the Company’s enterprise risk management program. Strategic risks are identified in the course of the Board’s review and approval of the Company’s plans and there is regular monitoring of the Company’s performance against the strategic objectives including client satisfaction metrics as well as periodic review of the activities of competitors. The Board also has oversight of the enterprise risk management program which is managed by the chief financial officer. The chief financial officer requires all senior managers to identify possible risks under their areas of responsibility each quarter. An enterprise risk management team led by the Company’s director of management reporting then identifies and applies appropriate mitigation elements to the risk for the purpose of estimating the likelihood and magnitude of each risk. This analysis is reviewed with the full Board annually and the resulting discussions often lead to a reconsideration of the analysis.

In addition to the Board oversight described above, each committee has various risks that it oversees. For example, the Audit Committee is responsible for reviewing the Company’s risk management policies and procedures, as well as its major financial risk exposures, and the processes management has established to monitor and control such exposures. The Compensation Committee monitors risk related to the recruitment and retention of employees and the risk of the Company’s compensation policies and practices. The Nominating and Governance Committee monitors risks related to Board performance and the Company’s governance practices.

The Compensation Committee has evaluated the risks arising from the Company’s compensation policies and practices for its employees, including review of an examination by Towers Watson of the compensation philosophy, design, governance and administration of compensation policies and practices provided to MSA’s executives, and information developed by management regarding programs provided to other non-executive employees. Based on this, the committee concluded that the risks arising from the Company’s compensation policies and practices for its employees are not reasonably likely to have a material adverse effect on the Company.

Vote Required

In the election of directors for terms expiring in 2013, the three candidates receiving the highest numbers of votes cast by the holders of Common Stock voting in person or by proxy will be elected as directors. A proxy vote indicated as withheld from a nominee will not be cast for such nominee but will be counted in determining whether a quorum exists for the meeting.

The Company’s Restated Articles require that any shareholder intending to nominate a candidate for election as a director must give written notice, containing specified information, to the Secretary of the Company not later than 90 days in advance of the meeting at which the election is to be held. No such notices were received with respect to the 2010 Annual Meeting. Therefore, only the nominees named above will be eligible for election at the meeting.

PROPOSAL NO. 2

APPROVAL OF THE ADOPTION OF THE MINE SAFETY APPLIANCES COMPANY

AMENDED AND RESTATED CEO ANNUAL INCENTIVE AWARD PLAN

The Mine Safety Appliances Company CEO Annual Incentive Award Plan (the “Plan”) was originally adopted by the Compensation Committee of the Board of Directors in February 2005, subject to approval by the shareholders, which approval was obtained on May 10, 2005.

The Plan expired on December 31, 2009. The Plan, as amended and restated, is being resubmitted to the Company’s shareholders, in accordance with Section 162(m) of the Internal Revenue Code (the “Code”), in order to allow the Company to continue the Plan and provide certain performance-based compensation that is deductible for Federal income tax purposes.

The Plan, as amended and restated, was adopted by the Compensation Committee of the Board of Directors in February 2010, subject to approval by the shareholders at the Annual Meeting. If the Plan is not approved by the Company’s shareholders, awards for 2010 and thereafter will not be made pursuant to the Plan.

The principal features of the Plan are summarized below. The description of the Plan provided below includes the amendments to the Plan. In general, the amendments were adopted to expand the list of available performance criteria on which tax-deductible awards may be granted, to make certain clarifying changes to the Plan and to increase the maximum amount which may be earned by individual participants. The individual per-employee maximum amount is included for compliance with Section 162(m) of the Code and the increased maximum does not represent any change in the method or manner of compensating participants. The summary is qualified in its entirety by reference to the full text of the Plan, which is set forth as Appendix A to this Proxy Statement.

The Board of Directors recommends that shareholders vote “FOR” approval of the CEO Annual Incentive Award Plan. Unless otherwise specified thereon, proxies received in the accompanying form will be voted in favor of approval of the Plan.

General

The purposes of the Plan are to provide a strong financial incentive each year for performance of the Company’s Chief Executive Officer (“CEO”) by making a significant percentage of the CEO’s total cash compensation dependent upon the level of corporate performance attained for the year, and to do so in a manner which preserves deductibility of CEO compensation expense under Section 162(m) of the Code.

Section 162(m) generally limits the Company’s federal income tax deduction for compensation paid to the CEO in any year to $1 million, unless any excess qualifies as “performance-based compensation.” The Plan is intended to conform the determination of the annual CEO incentive award to the requirements of Section 162(m) and thereby preserve the deductibility of any compensation expense exceeding the Section 162(m) cap.

Administration

The Plan will be administered by a Committee (the “Committee”) appointed by the Board of Directors or its Compensation Committee and consisting of not less than two members of the Board, each of whom must be both an “outside director” as defined in Section 162(m) and an “independent director” under the listing requirements of the New York Stock Exchange. The Plan will initially be administered by a subcommittee of the Board’s Compensation Committee consisting of directors Bruggeworth, Hotopp, and Witmer.

Annual Incentive Awards

Under the Plan, the CEO’s annual incentive award will be earned by meeting a Performance Target, which is a specific level or levels set by the Committee of achievement by the Company of one or more objective Performance Criteria. The Performance Criteria may be based on consolidated net income, earnings before interest and taxes (EBIT), income from continuing operations, income before extraordinary items, income from continuing operations before extraordinary items, earnings per share, return on equity, return on assets or total shareholder return. Performance Criteria based on any of those measures may be based on the Company’s absolute performance under such measure for the year, or a combination of absolute or relative values or rates of change, and on a gross or net basis and/or upon a comparison of such performance with the performance of the Company in a prior period, the performance of a peer group of companies or other measure selected or defined by the Committee at the time of establishing an award.

On or before the 90th day of each year, and in any event prior to 25 percent of the service period having elapsed, the Committee will determine the Performance Criteria to be used for such year and the method of determining the amount earned, including the applicable Performance Target. In addition to the Performance

Target, the Committee may establish a Performance Threshold, which is a minimum level of achievement of the selected Performance Criteria necessary for any part of the annual incentive award to be earned, and/or a Performance Maximum, which is a maximum dollar amount which may be earned based on the level of achievement of the Performance Criteria. In such cases, the terms of the award must set forth the dollar value of the annual incentive award at the Performance Threshold, the level of achievement necessary to earn the Performance Maximum and the method of determining the amount earned if the level of achievement of the Performance Criteria is between the Performance Threshold and the Performance Maximum. The terms of the award established by the Committee must be objective such that a third party having knowledge of the relevant facts could determine (1) whether or not the Performance Target and any Performance Threshold or Performance Maximum has been achieved and (2) the dollar amount which has been earned based on such performance.

Within two and one-half months following the end of the year, the Committee must determine and certify in writing whether the Performance Target, any Performance Threshold or Performance Maximum, and any other material terms of an annual incentive award were achieved or satisfied and the amount, if any, of the award payable to the CEO. The Committee may decrease, but may not increase, the amount of the award as calculated pursuant to the terms originally established by the Committee. The amount earned, as certified by the Committee, is payable to the CEO within two and one-half months following the end of the award year.

2010 Annual Incentive Award

Subject to shareholder approval of the Plan, the Committee has established the terms of the CEO annual incentive award for 2010. The targeted amount of the award may be earned by the Company meeting a Performance Target, which is a specified level of income before extraordinary items and annual return on net assets for 2010. There is also a Performance Threshold level of income before extraordinary items and annual return on net assets which must be achieved before any part of the award may be earned and a Performance Maximum which may be earned if the Company’s 2010 income before extraordinary items and annual return on net assets exceeds the Performance Target by a specified amount. The following table shows the amounts of the 2010 CEO annual incentive award which may be earned at the Performance Threshold, Performance Target and Performance Maximum levels:

Performance Threshold	Performance Target	Performance Maximum
$269,920	$539,840	$1,214,640

Miscellaneous

The maximum amount of annual incentive awards which may be paid to any individual participant in any fiscal year of the Company is limited to $2,000,000.

A CEO may receive a pro rata portion of an annual incentive award otherwise earned by Company performance if the CEO’s employment terminates during the year due to death, disability or retirement. The terms of an award may also provide for a payment even if the Participant is not employed as the CEO for the entire year. Additionally, an individual who becomes CEO during the year may receive a pro rata award based on the original award terms, or the Committee may establish separate award terms based on Company performance for all or part of the remainder of the year. If a change in control, as defined in the Plan, occurs during a year for which a Performance Target has been established, the Performance Target will be deemed to have been achieved, and a pro rata portion of the annual incentive award calculated at the Performance Target shall be payable. Except as set forth above in this paragraph, an individual must be employed as CEO during the entire fiscal year in order to earn an annual incentive award under the Plan.

If approved by the shareholders, the Plan will continue in effect through the year ending December 31, 2014, unless sooner terminated by the Board or the Board’s Compensation Committee. The Board or the Compensation Committee may amend, suspend or terminate the Plan at any time, except that no amendment shall be made without shareholder approval if shareholder approval is necessary for awards under the Plan to qualify as “performance based compensation” under Section 162(m) of the Internal Revenue Code.

Equity Compensation Plans

The following table sets forth information as of December 31, 2009 concerning common stock issuable under the Company’s equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	2,085,075	$25.01	1,472,703	*
Equity compensation plans not approved by security holders	None	—	None
Total	2,085,075	$25.01	1,472,703

*	Includes 1,157,542 shares available for issuance under the 2008 Management Equity Incentive Plan and 315,161 shares available for issuance under the 2008 Non-Employee Directors’ Equity Incentive Plan.

Vote Required for Approval

Pursuant to the Company’s Bylaws, approval of the adoption of the Plan requires the affirmative vote of a majority of the votes which the holders of Common Stock present and voting in person or by proxy (excluding abstentions) are entitled to cast on the proposal, with a quorum of a majority of the outstanding shares of Common Stock being present or represented at the Annual Meeting.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Summary of 2009 Performance and Compensation Related Actions

The economic crisis impacted our financial performance and stock price in 2009. Aided by significant cost cutting measures, we maintained positive income. In response to the difficult business climate, the Compensation Committee of the Board of Directors (the “Committee”) approved several cost reduction initiatives that included, among other things, the temporary reduction in officer, key executive, and middle management base salaries and a temporary suspension of the Company’s match on our 401(k) and supplemental defined contribution plans. Our North American operations showed improvement in the second half of the year while our international businesses were slower to respond to the recovery. As a result, our short-term incentive awards for 2009 performance were modestly above, or below, target for most plan participants and reflected modestly above target payouts for those aligned with the North American businesses. Many participants aligned with our international businesses received below target bonuses as a result of performance.

A portion of our long-term incentive awards is provided in the form of stock options, which only provide value to the executive when our stock price exceeds the price at which the options were granted. As a result of the decline in our stock price from the mid-$40 range in 2008 to the mid-$20 range at the end of 2009, option awards granted to executives in 2006, 2007 and 2008 are currently underwater and will hold no value until our stock price recovers above the original grant price. In February 2009, the Committee granted options to executives as part of our annual compensation program. These options are currently in-the-money, although vesting restrictions placed on each option prevents the holder from accessing these gains until a future period, thereby providing valuable retention benefits to the Company and alleviating the need for specific retention awards.

Objectives and Overview of the Executive Compensation Program

The objectives of MSA’s executive compensation program, which covers not only the five officers named in the Summary Compensation Table (“Named Officers”), but all officers of the Company, are to help attract, retain and motivate superior executive talent who will drive financial performance and enable the Company to achieve its goals. Our program is guided by a philosophy that strives to align compensation at the middle (50th percentile) of the market for all elements, including salary, cash and equity incentives, and benefits, yet provides above-market compensation opportunity for performance exceeding annual budgets and peer group return on net assets norms. We believe this philosophy will enable the Company to attract and retain superior executive talent with the opportunity to work in a highly ethical, growing and team-oriented Company. The design of our compensation programs is driven by the following core principles:

•	The compensation program should account for each executive’s individual role and unique responsibility while assuring a fair and competitive approach.

•	Executive compensation should be aligned to the achievement of corporate goals and objectives and provide line of sight to annual and long-term corporate strategies.

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A significant portion of an executive’s compensation should be “performance-based” and should hold executives accountable for the achievement of corporate objectives and increases in shareholder value.

•	The compensation program should promote an ownership culture through the use of stock-based compensation and ownership guidelines that define expected levels of ownership in MSA’s stock.

•	The compensation program should recognize and reward an executive’s loyalty and tenure with the Company by providing financial security following retirement.

Overview of the Executive Compensation Program. Our executive compensation program contains both cash and stock-based components designed to meet specific objectives of the Committee. The Committee considers both annual and long-term Company goals and strives to develop incentives that motivate executives to achieve these goals. Cash payments are provided through an executive’s base salary and a performance-based annual incentive. Company stock is provided through the use of stock options, non-performance based time-vesting restricted stock and, beginning in 2009, performance stock units. The Committee has chosen to align its cash incentive program with the achievement of annual internal financial and strategic goals and its stock program with the accomplishment of long-term stock price appreciation and return on net asset performance relative to peers.

Executives participate in a retirement plan similar to all other employees and some are provided with a limited number of perquisites (e.g. company car, financial counseling, club memberships, etc.) that the Committee believes serve a business purpose, are common in the market and are of modest cost to the Company. Executives also participate in a limited severance plan that provides certain benefits to executives should their jobs be terminated following a change in control of the Company. The specific rationale for why the Committee has chosen to provide each element of compensation is as follows:

Base salary: provides a fixed level of compensation upon which an executive can usually rely, regardless of how the Company performs. Enables the Company to successfully compete for talent.

Annual cash incentive: provides a means of rewarding executives with an annual cash payment based on the achievement of annual Company, business unit and individual performance goals. Amount of payout can vary significantly based on actual performance relative to annual goals. This plan does not provide a guaranteed payout.

Stock option grants: provide a means of linking an executive’s compensation to the increase in stock price above that at the time of grant. Stock options align a portion of an executive’s compensation to increases in shareholder value, a long-term goal of the Company.

Time-vesting restricted stock: provides valuable retention benefits to the Company and facilitates the accumulation of Company shares by executives. Restricted stock aligns a portion of an executive’s compensation to increases in shareholder value, a long-term goal of the Company. For international executives restricted stock units may be substituted.

Performance stock units: provides a means of linking an executive’s compensation to long term key performance metrics such as the Company’s return on net assets performance as compared to our peer group.

Retirement benefits: provide financial security following retirement; rewards for loyalty and tenure with the Company.

Change in control severance protection: allows executives to remain financially indifferent when considering opportunities that could benefit shareholders yet could otherwise negatively impact an executive’s job security.

Perquisites: maximize the efficient use of an executive’s time, meet competitive employment requirements and/or serve to strengthen relationships with customers and suppliers.

The Committee believes that all of these components, taken as a whole, provide an attractive compensation package that aligns with the Company’s annual and long-term goals and enables the Company to attract, retain and motivate superior executive talent. As a means of mitigating risk, the Committee has adopted policies such as share ownership and retention guidelines, which require executives to maintain a certain level of ownership of MSA stock, and a compensation recoupment policy that provides the Committee the ability to recoup certain awards previously paid or earned based on financial results that were later restated downward, and discretionary authority held by the Committee which allows modification of any payouts from any plan.

Performance-Based Incentives. The Committee believes that a significant portion of an executive’s compensation should be delivered through performance-based incentive compensation components. The Committee has identified meaningful financial and shareholder performance objectives that align with the business, are measurable, and are used by management on a day-to-day basis to pursue its business strategy. An example of this is the use of return on net assets as a measurement tool. The Committee believes it is a measure of capital efficiency related to increasing long term shareholder value regardless of the volatility that may occur in stock prices from year to year.

The Committee uses annual financial performance metrics and goals as the basis for motivating and rewarding executives through the Company’s annual incentive plan. In addition, the Committee believes that an increase in the Company’s stock price along with success under long-term internal financial performance metrics is the best means of rewarding shareholders over the long-term. To meet this objective, the Committee has chosen to provide executives with stock options and performance stock awards.

The Company’s incentive plans (annual and long-term) are targeted to reward executives at the middle (50th percentile) of the market. Plans are designed to be sensitive to Company’s performance thereby increasing or decreasing the value of awards based on whether performance exceeds or falls short of our goals and expectations. For example, our annual incentive plan is designed to pay above the targeted level and, therefore, above the middle of the market if the Company’s performance exceeds our goals and expectations, subject to a cap upon maximum performance. If the Company’s performance falls below our goals and expectations, the annual incentive plan is designed to pay below the targeted level. If actual performance falls below a certain threshold level, our annual incentive plan is designed to pay nothing.

The following table shows the allocation of performance-based versus fixed compensation components for our Named Officers at targeted levels in 2009:

PERCENT OF COMPENSATION AT RISK

Executive Officer	Performance- Based (1)	Fixed (2)
William M. Lambert	61.8%	38.2%
Dennis L. Zeitler	54.3%	45.7%
Rob Cañizares	53.9%	46.1%
Joseph A. Bigler	52.2%	47.8%
Kerry M. Bove	48.8%	51.2%

(1)	Includes the target value of 2009 non-equity incentive award, the grant date fair value of performance stock units at target and the grant date fair value of stock options granted in February 2009.

(2)	Includes base salary earned in 2009 plus the grant date fair value of time-vesting restricted stock granted in February 2009. Time-vesting restricted stock is included in the “fixed” column because there are no performance conditions to its vesting (other than continued employment), but unlike base salary, the ultimate value of restricted stock is inherently performance based.

Determination of Executive Compensation Amounts

Compensation Oversight Process. The Committee has responsibility for the oversight and decision making regarding executive compensation. The Committee has engaged an outside compensation consultant, Towers Watson (formerly Towers Perrin), to provide assistance and guidance on compensation issues. The consultant provides management and the Committee with relevant information pertaining to market compensation levels, alternative compensation plan design, market trends and best practices.

At its meetings, the Committee regularly holds executive sessions, which exclude management and, subject to the Committee’s desire, may include its outside consultant. Management assists in the coordination and preparation of the meeting agenda and materials for each meeting, which are reviewed and approved by the Committee Chairman. Meeting materials are mailed to Committee members for review approximately one week in advance of each meeting. The Committee met three times in 2009.

The Committee develops proposals on compensation issues relating to the Chief Executive Officer and presents them to the independent directors for their approval. Compensation decisions regarding all other executive officers are approved by the Committee. The Committee considers the recommendations of the Chief Executive Officer when making compensation decisions regarding all executive officers.

Setting Compensation Levels. The Committee reviews data related to compensation levels and programs of other companies prior to making its decisions. The Committee engages its consultant to perform a comprehensive assessment of compensation levels provided to executives among a peer group of companies. These companies are selected based on the following criteria:

•	Annual revenues that range from approximately half to double (approximately $500 million to $2 billion in 2009) our annual revenues

•	Manufacturing process representing various industry sectors

•	Global operations and customer base

For 2009, the peer group consisted of the following 22 companies:

Albany International Corp.	Matthews International Corp.
Brady Corp.	Mettler-Toledo International Inc.
Bucyrus International Inc.	Moog Inc.
Ceradyne Inc.	Nordson Corp .
Checkpoint Systems Inc.	PerkinElmer Inc.
CLARCOR Inc.	Robbins & Myers Inc.
ESCO Technologies Inc.	Roper Industries Inc.
Federal Signal Corp.	Simpson Manufacturing Co. Inc.
Gentex Corp.	Standex International Corp.
IDEX Corporation	STERIS Corp.
Invacare Corp.	Varian Inc.

The Committee may periodically make changes to the peer group, usually by adding companies who may better meet our selection criteria or by removing companies who may have experienced change, such as acquisition, and no longer fit our selection criteria. In 2009, the Committee through its consultant, conducted a review of the peer companies which resulted in the removal of AMETEK Inc. and EDO Corp. due to their large revenues falling outside the Committee’s criteria and Respironics Inc. due to it being purchased.

The consultant conducts an annual analysis of the most recent proxy disclosures for the peer group companies in order to understand the compensation ranges for base salary, annual and long-term incentives provided to the peer group named executive officers. In addition, regression analysis is applied to data from compensation surveys conducted by Towers Watson and Mercer HR Consulting representing nearly one thousand (1,000) general industry companies. The peer group data is added to the survey data as an additional data source. This combined data (peer group and surveys) allows the Committee to understand the market compensation ranges for both the Named Officers and positions below the Named Officers based on the duties and responsibilities of each position. This process allows the Committee to understand and determine the level of compensation needed to target the middle (50th percentile) of the market.

The market compensation data are further used to develop a market compensation structure which includes salary grades with midpoints. Each executive is assigned to a salary grade where the midpoint of the grade approximates the median (50th percentile) of the market salary level for the position. Each salary grade has a salary range around the midpoint and has a corresponding annual and long-term incentive award opportunity that also aligns with the middle (50th percentile) of the market. In assigning an executive to a salary grade, the Committee also considers internal factors that may, in a limited number of instances, impact the grade assignment of an executive.

In addition to the market data, the Committee considers other factors when making compensation decisions, such as:

•	Individual and Company performance

•	Experience in the position

•	Current compensation relative to midpoint

•	Prior-year compensation adjustments

An assessment of these factors could result in actual compensation being positioned modestly above or below the desired middle (50th percentile) of the market positioning. The Committee does not consider amounts earned from prior performance-based compensation, such as prior bonus awards or realized or unrealized stock option gains, in its decisions to increase or decrease compensation for the following year. The Committee believes that this would not be in the best interest of retaining and motivating executives.

In order to assess the impact of its executive compensation decisions, the Committee reviews a summary report or “tally sheet” of total compensation provided to each executive. The tally sheet includes the total dollar value of annual compensation, including salary, annual and long-term incentive awards, annual increase in retirement accruals and the value of other benefits and perquisites. The tally sheet also provides the Committee information pertaining to equity ownership, future retirement benefits, and benefits the Company is required to provide to each executive under various termination scenarios. The Committee’s review of the tally sheet information has become a integral part of the its decision making process each year.

Elements of Executive Compensation

Fixed Cash Base Salary. The Company provides executives with a base salary in order to attract and retain executive talent and to provide a dependable means of funding daily living expenses. Base salary is designed to be competitive with other organizations and is sensitive to the skill level, responsibility and experience of the executive. Base salary for each executive is determined through our external benchmarking process and an internal comparison to other executives at the Company to ensure internal equity. Base salary levels are targeted to the middle (50th percentile) of the market, although the Committee considers base salary levels that fall within plus or minus 10% of the market median to be competitive.

As part of the Company’s cost reduction initiatives in 2009, the Committee approved a salary reduction initiative which included the temporary reduction of officer base salary levels by 20% for our CEO and 12% for all other officers effective June 1, 2009 through December 31, 2009. Base salary levels were restored to their original level as of January 1, 2010. Prior to this temporary reduction, base salary levels for our NEOs were positioned within 15% above or below the market median.

In most years, base salary adjustments are considered and can be affected by each executive’s individual performance assessment based on a rigorous performance management process called “PMP”. This individual process details an executive’s annual accomplishments compared to set levels of performance expectations, and also assesses the actual behaviors used to achieve the performance level. The CEO develops annual base salary adjustments for each executive primarily by evaluating individual performance through the PMP process. The

Committee performs a similar comprehensive evaluation of the CEO’s performance against pre-determined strategic goals and determines his recommended annual base salary increase based on the outcome of this evaluation. In 2009, all officer base salaries were frozen and no salary adjustments were provided. Officer base salary levels were later temporarily reduced as mentioned above.

Performance-Based Annual Cash Incentive. The Company provides executives with an annual cash incentive, referred to as the MSA Non-CEO Executive Incentive Plan (NCEIP), which directly rewards the accomplishment of key corporate and/or geographical or business unit performance goals. Our CEO participates in the CEO Annual Incentive Award Plan (AIAP) which has been approved by shareholders and is administered within the requirements necessary to retain the tax deductibility of his annual incentive award under Section 162(m) of the Internal Revenue Code. Additionally, each executive, including the CEO, participates in a feature known as the “Enhanced Bonus” that rewards for exceeding the Company’s budgeted consolidated net income before extraordinary items. Under the Enhanced Bonus feature, annual incentive awards earned under the NCEIP or AIAP, which are limited to a maximum payout of 150% of target, may be increased from 0% to 50% if the Company’s income before extraordinary items exceeds the target. The enhancement is interpolated at performance levels between target and 125% of target. For each 1% increase in actual income before extraordinary items above target, earned awards under the NCEIP and AIAP may be increased by 2%. For example, at performance of 105% of target the incentive is increased by 10%. The incentive is increased by 50% if the Company exceeds the target by 25% or more. The Committee believes that the Enhanced Bonus feature provides line of sight rewards and motivation to exceed bottom line profitability targets in addition to other Company and business unit performance measures.

Under the NCEIP and AIAP, the target incentive opportunity for each named executive officer is aligned with the executive’s salary grade level and targets the middle (50th percentile) of the market as determined through our external benchmarking process, although the Committee considers target incentive opportunities between plus or minus 5 percentage points of the market median to be competitive. In 2009, target annual incentive opportunities for each named executive officer fell within plus or minus 5 percentage points of market median target annual incentive opportunity of each position, except for our Chief Executive Officer, whose target annual incentive opportunity was 15 percentage points below the market median.

The following table shows the dollar amount of incentive that would be earned if actual performance was equal to the budgeted performance.

TARGET INCENTIVE AWARD

Executive	Percent of Salary Midpoint (1)	NCEIP/AIAP Target Award (2)
William M. Lambert	70%	$465,377
Dennis L. Zeitler	55%	$196,057
Rob Cañizares	55%	$196,057
Joseph A. Bigler	50%	$162,045
Kerry M. Bove	45%	$132,595

(1)	Percent of salary midpoint is the percent multiplied by the executive’s salary grade midpoint during 2009 to calculate the target award. Midpoints for several officers changed during the year. The target awards shown above reflect midpoints as of the end of 2009.

(2)	Target award is the amount that would be paid to the executive assuming all Company and individual performance goals are met.

Actual NCEIP award payments are based primarily on the achievement of a variety of Company financial goals, but also have a discretionary personal performance factor applied based on the accomplishment of an executive’s individual goals. An executive’s individual performance goals are a mix of objective, subjective and strategically-oriented goals within the executive’s control or to which he or she contributes in a meaningful way.

When making his recommendations, the CEO rates each executive’s accomplishments relative to these goals and may increase or decrease the calculated NCEIP bonus amount by up to 20%. In most years, executives accomplish the majority of their individual goals.

Actual AIAP award payments for our CEO are based 50% on achievement of income before extraordinary items, as defined by generally accepted accounting principles, relative to the pre-determined goal established and approved by the Committee, and 50% on achievement of return on net assets levels relative to the peer group. The Committee also recommends for Board approval individual strategic goals for the CEO. The independent directors of the Committee may use their discretion to reduce the size of the CEO’s calculated award based on his performance relative to his individual goals, but may not increase it. This is necessary to retain its deductibility under Internal Revenue Code Section 162(m).

Payout opportunities under the NCEIP and AIAP plans can range from 50% of an executive’s target opportunity for performance at threshold level to 150% of an executive’s target opportunity for performance at maximum levels. In addition to these opportunities, the Enhanced Bonus feature may add up to 50% to the calculated NCEIP or AIAP award. The maximum award opportunity under all plans combined is 225% of target for each executive including the CEO, whose opportunity is capped at $2,000,000 according to the AIAP. Actual awards paid for 2009 performance are included in the Summary Compensation Table on page 24 under the column Non-Equity Incentive Plan Compensation. Award opportunities for each Named Officer under the combined plans for 2009 at threshold, target and maximum are included in the Grants of Plan-Based Awards table on page 25 under the columns Estimated Possible Payouts Under Non-Equity Incentive Plan Awards.

In 2009, pre-established performance measures and goals were approved by the Committee at its February meeting. For the Chief Executive Officer and the other Named Officers, the Committee and in the case of the CEO, independent Directors, approved the following performance targets:

PERFORMANCE TARGETS

President and Chief Executive Officer – William M. Lambert

Senior Vice President, Chief Financial Officer and Treasurer – Dennis L. Zeitler

(Dollars in millions)

Performance Measure	Weighting	2009 Actual Performance	Pre-Established 2009 Annual Incentive Goals
			Threshold	Target	Maximum
Consolidated Return on Net Assets	50%	12.9%	9.7%	13.9%	18.1%
Consolidated Net Income before extraordinary items	50%	$43.3	$29.3	$41.8	$54.3

Executive Vice President; President, MSA International – Rob Cañizares

(Dollars in millions)

Performance Measure	Weighting	2009 Actual Performance	Pre-Established 2009 Annual Incentive Goals
			Threshold	Target	Maximum
Consolidated Return on Net Assets	50%	12.9%	9.7%	13.9%	18.1%
International Total Segment Operating Income	50%	$16.9	$26.0	$37.2	$48.4

Vice President; President, MSA North America – Joseph A. Bigler

(Dollars in millions)

Performance Measure	Weighting	2009 Actual Performance	Pre-Established 2009 Annual Incentive Goals
			Threshold	Target	Maximum
Consolidated Return on Net Assets	50%	12.9%	9.7%	13.9%	18.1%
North America Segment Operating Income*	50%	$54.8	$32.4	$46.3	$60.2

Vice President, Global Operational Excellence – Kerry M. Bove

(Dollars in millions)

Performance Measure	Weighting	2009 Actual Performance	Pre-Established 2009 Annual Incentive Goals
			Threshold	Target	Maximum
Consolidated Return on Net Assets	50%	12.9%	9.7%	13.9	18.1%
Consolidated Operating Income	25%	$71.1	$58.3	$83.3	$108.3
Consolidated Gross Profit Percentage*	25%	36.4%	26.8%	38.3%	49.8%

*	For geographic business metrics and certain consolidated metrics a currency adjusted target will be used to compute the annual incentive payment.

The Committee has chosen consolidated return on net assets as the primary corporate performance goal for all Named Officers. For the CEO and CFO, consolidated net income before extraordinary items is an additional performance goal. For geographic business unit executives, the Committee has chosen a combination of consolidated return on net assets and their individual segments’ operating income. For the Vice President of Global Operations Excellence, in addition to consolidated return on net assets, consolidating operating income and consolidated gross profit percentage have been chosen by the Committee as the appropriate performance goals. The Committee believes that these measures are the best indicators of performance produced as a result of our executives’ efforts and is reflective of their individual areas of responsibility.

Long-Term Incentive Compensation. Our long-term incentive program represents a significant portion of an executive’s total compensation package. Awards under this program are considered “at risk” which means they can increase or decrease in value based on fluctuations in our stock price. In selecting the appropriate long-term incentive vehicles to provide executives, the Committee made its decisions based on its desire to reward for long-term stock price appreciation, to promote loyalty and tenure with the Company and to provide a means of accumulating shares. Stock options and time-vesting restricted stock were chosen to meet these attributes. These awards are granted under the shareholder-approved 2008 Management Equity Incentive Plan (MEIP). In 2009, performance stock units were added to the mix of equity instruments used to meet the objectives of this plan and to place additional emphasis on the objective of maximizing the return on net assets.

The following table illustrates the calculation and allocation of the long-term incentive compensation. The values shown in the table below are calculated using a different methodology than the method used in the table of Grants of Plan-Based Awards. The table of Grants of Plan-Based Awards uses the amounts computed in accordance with FASB ASC Topic 718.

LONG-TERM INCENTIVE COMPENSATION

			Allocated to
	01/01/2009 Salary Midpoint	2009 Stock Multiplier[1]	Stock Options (50%)	Restricted Stock (25%)	Performance Stock Units (25%)	Option Award Value[2]	Restricted Stock Award Value[3]	Performance Stock Units Award Value[4]
	(1)	(2)	(3)	(4)	(5)	(1) x (3)	(1) x (4)	(1) x (5)
William M. Lambert	$664,825	170%	85.00%	42.50%	42.50%	$565,101	$282,551	$282,551
Dennis L. Zeitler	$356,468	120%	60.00%	30.00%	30.00%	$213,881	$106,940	$106,940
Rob Cañizares	$356,468	135%	67.50%	33.75%	33.75%	$240,616	$120,308	$120,308
Joseph A. Bigler	$324,090	95%	47.50%	23.75%	23.75%	$153,943	$76,971	$76,971
Kerry M. Bove	$294,655	75%	37.50%	18.75%	18.75%	$110,496	$55,248	$55,248

1	Stock multiplier is the percentage effective as of January 1, 2009.

2	Options to be awarded = Option Award Value divided by (stock price day of award x full-term Black-Scholes value plus adjustment for risk of forfeiture).

3	Shares to be awarded = Restricted Stock Award Value divided by closing stock price day of award plus adjustment for risk of forfeiture.

4	Units to be awarded = Performance Stock Unit Award value divided by closing stock price day of award plus adjustment for risk of forfeiture.

NOTE:	Stock multipliers are market based and determined with the assistance of the Company’s outside compensation consultant.

Long-term incentive opportunities are developed for each executive salary grade based on the middle (50th percentile) of the market. While the Committee reviews these long-term incentive opportunities annually, it typically only adjusts the individual opportunities periodically as market median long-term incentive data tends to be volatile, increasing or decreasing for certain positions more frequently than salary or annual incentive data. As a result, each named executive officer’s long-term incentive opportunity has been the same for the last several years even though the market has moved up and down over this time frame. More recently, the Committee has observed the market median long-term incentive opportunities decrease. As a result, long-term incentive opportunities for all NEOs are positioned modestly above market (i.e., 5 percentage points to 25 percentage points) except for our Chief Executive Officer position, whose long-term incentive opportunity is positioned slightly below the market median. This below market positioning is related to the tenure of the current Chief Executive Officer in his position. In order to bring the Chief Executive Officer closer to the market median, the Committee has increased his 2009 stock multiplier as described in the above chart from 170% to 190% for 2010. An executive’s long-term incentive opportunity is distributed 50% to stock options, 25% performance stock units and 25% to time-vesting restricted stock. This allocation demonstrates the Committee’s desire to weight a larger portion of the overall award to stock options and performance based awards.

Stock Option Awards. Stock options are a performance motivator for executives to increase shareholder value. The Committee has chosen to use stock options because of the alignment they provide with our shareholders and the value realized by the executive is limited to the increase in our stock price in excess of the option’s exercise price, which is equal to the closing stock price on the date of grant. If our stock price drops below the exercise price, the option provides no value to the executive. This has occurred in several recent years prior to the grants in 2009. The exercise price of these grants ranged between $40 and $45 which was MSA’s stock price at grant during that period. Given our current stock price in the mid $20’s range, these options are “underwater” and are currently providing no intrinsic value to the executive. However, since each option has a life of ten years, our stock price can increase beyond these exercise prices thereby providing value and incentive to the executive.

The value of options at grant is derived using the full-term Black-Scholes model, which is calculated and provided to MSA by the Committee’s outside compensation consultant using market assumptions approved by management and aligned with FASB ASC Topic 718. Each option has vesting provisions that require continued employment of the executive thereby promoting the retention of the executive. Stock options vest 100% three years following grant. The options are exercisable after they vest and until they expire, which is generally on the tenth anniversary following the grant date.

In order to deliver stock options in the most tax efficient means to our executives, incentive stock options are provided, to the extent IRS limits permit, along with non-qualified stock options. The benefit of receiving incentive stock options is that realized gains are taxed at the lower capital gains rate instead of at an executive’s higher normal income tax rate, if certain holding period requirements are met. The exercise price is 100% of the fair market value on the grant date.

The Company computes the fair value of each stock option using FASB ASC Topic 718, and expenses this amount over the vesting period in accordance with generally accepted accounting principles. The valuation methodology used to calculate the share grants and to calculate the accounting expense is the same.

Performance Stock Units. The Company introduced this new type of equity grant in 2009 to incent the achievement of one or more specific goals promoting long-term shareholder value. The goal of performance stock units is to tie officer’s compensation to the interests of shareholders. At the date of grant, a target number of shares is established based on the share value at the time of the award and present dollar value of the compensation intended to be delivered. Ultimately the number of shares awarded at the end of the performance period is variable based on achievement of the performance goal. The target number of shares will vest if the target performance goals are met. If “excellence” goals are met, the number of shares vested will be doubled. If only “threshold” performance is achieved, one half of the target number of shares will vest. If performance is below “threshold” the entire award will be forfeited. At performance levels between threshold, target and excellence, awards will be interpolated. There are no shares issued until the end of the performance period. Therefore, there are no dividend rights or voting rights associated with this form of long-term incentive until the shares are actually issued at vesting. Goals for the 2009 grant were based on a three year performance period. The metric is based on return on net assets (RONA) as compared to our peer group. Target payout will be made if our RONA is equal to the 50th percentile of our peer group, threshold payout will be made if our RONA is equal to the 25th percentile of our peer group and excellence payout (double the target award) will be made if our RONA is equal to or above the 75th percentile of our peer group.

Time-Vesting Restricted Stock. The Committee has selected time-vesting restricted shares in order to create and encourage an ownership culture and to serve as a retention tool. Restricted shares vest 100% on the third anniversary following the date of grant. The fair value of restricted shares is the fair market value on the date of grant, and the recipient is charged with income for Federal income tax purposes in the year of vesting and at the market value as of the date that vesting restrictions lapse. The restricted shares include voting rights and the right to dividends during the vesting period.

Compensation of CEO. Although it is generally the Company’s policy to compensate its officers at the 50th percentile of the market based on the most recent market data from the Committee’s compensation consultant, the salary of the current CEO, Mr. Lambert, is set at approximately 87% of the market median. This is approximately the 25th percentile as compared to other chief executive officers at manufacturing companies of similar size. Mr. Lambert’s annual incentive pay and equity grants are also set below the median of the market. Mr. Lambert’s compensation has increased each of the two years since he was elected CEO. The increases are consistent with the plan adopted by the Board of Directors to gradually bring his compensation to the 50th percentile of the market assuming the Mr. Lambert’s performance is at acceptable levels.

Recoupment Policy. In 2008 the Committee formalized a recoupment policy applicable to officers and other Company employees, which was updated in 2009. In the event of a restatement of MSA’s financial results or a determination of other misconduct that causes financial harm to the Company, the Board of Directors will review the circumstances that caused the restatement and consider issues of accountability for those who bore responsibility for the events. As part of that review, consideration would also be given to any appropriate action regarding compensation that may have been awarded to such persons. In particular, it would be appropriate to consider whether any compensation was awarded on the basis of having achieved specified performance targets, whether a person engaged in misconduct that contributed to the restatement and whether such compensation would have been reduced had the financial results been properly reported. Depending on the outcome of that review, appropriate action could include reducing compensation in the year the restatement was made, seeking repayment of any bonus received for the period restated or any gains realized as a result of exercising an option awarded for the period restated, or canceling any unvested equity compensation awarded for the period restated.

Post Employment Retirement Benefits. Retirement related compensation is designed to provide financial security following retirement from the Company and to reward for loyalty and tenure with MSA. Retirement benefits fall into three major elements which include pension, 401(k) and non-qualified retirement plans. All of these programs exist to help attract, retain, and motivate key executives. The programs are designed to be competitive and are benchmarked to representative peer companies. Retirement-related compensation programs do not have a direct linkage to performance but rather a link to employment with MSA, as do all other welfare benefits.

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Pension – offered as part of a retirement package that helps the Company recruit employees and provides security and peace of mind for future retirement, enabling executives and other employees to exit the workforce at retirement age. Pension amounts are based on final average pay, years of service, age, and a pre-determined plan formula.

•

401(k) – offered as part of our benefits package to encourage employees to save for their own retirement and future financial security. MSA matches 100% of the first 1% of employee contributions and 50% of the next 6% for a total match of 4% on 7% of compensation. Plan design and provisions are reviewed periodically to determine if the total retirement package is competitive. The Company match portion of this plan was temporarily suspended in 2009 as a result of the Company’s cost cutting initiatives.

•

Non-qualified retirement plans – provide additional retirement benefits for executives whose accumulations and contributions in the qualified plans are limited by the Internal Revenue Code. MSA maintains three such plans. The Supplemental Savings Plan provides benefits beyond the limitations imposed on 401(k) plans. The Supplemental Pension Plan provides benefits beyond the limitations imposed on defined benefit pension plans. The Supplemental Executive Retirement Program provides additional retirement benefits only for officers who retire from the Company at age 55 or later. The Supplemental Executive Retirement Program will not be provided to any new executives.

Stock Ownership Policy The Committee has adopted stock ownership guidelines for all executive officers and believes that significant ownership levels will provide additional motivation to executives to perform in accordance with the interests of the Company’s shareholders. The Chief Executive Officer and other executive officers are expected to hold a number of shares equal in value to their salary grade midpoint multiplied by their annual long-term incentive opportunity multiplied by three. Executives have a five-year period from the time they become an executive during which they are encouraged to accumulate the specified shares. That specified ownership amount is expected to be retained thereafter as long as an executive remains an active employee. The level of ownership for each executive is defined as follows:

STOCK OWNERSHIP REQUIREMENTS

Position	Salary Midpoint as of 12/31/2009		2009 Stock Multiplier*				Ownership Requirement
William M. Lambert, President, CEO	$664,825	x	170%	x	3	=	$3,390,608
Dennis L. Zeitler, S.V.P., CFO	$356,468	x	120%	x	3	=	$1,283,285
Rob Cañizares, Executive V.P.; President International	$356,468	x	135%	x	3	=	$1,443,695
Joseph A. Bigler, V.P.; President North America	$324,090	x	95%	x	3	=	$923,657
Kerry M. Bove, V.P. Global Operational Excellence	$294,665	x	75%	x	3	=	$662,996

*	Stock multiplier is the percentage effective as of December 31, 2009.

The following forms of share ownership apply toward the stock ownership level: shares purchased, vested and unvested restricted stock, shares retained following the exercise of stock options and shares acquired through any other lawful means. The Company currently does not have a formal penalty should an executive fail to meet the expected ownership level in the allotted timeframe, but all executives understand these requirements, and the Committee may use its discretion to reduce or eliminate future long-term incentive grants. These ownership guidelines help drive a culture of ownership and accountability among the executive team.

At its February 2010 meeting, the Committee approved a stock retention program in addition to the current stock ownership guidelines. Prior to achieving the ownership guidelines mentioned above, the executive must retain one hundred percent of all equity awards through MSA’s compensation program (net of exercise costs and taxes). Once the ownership threshold requirement is met, each executive is required to retain at least twenty percent of all additional shares (net of exercise costs and taxes) realized through the exercise of stock options, the vesting of restricted stock, or the vesting of performance-based shares until age 62.

Perquisites. The Company provides executives with a limited number of perquisites in order to strengthen business relationships and maximize the use of our executive’s time. Our perquisites have been benchmarked to the market and are considered ordinary, customary, and minimal for each executive’s position. The following are available to the Named Officers:

•

Automobile – each Named Officer is provided a Company leased vehicle to facilitate travel among MSA’s various locations. With five local sites in Pittsburgh and others located around the country, travel can be an integral part of each executive’s responsibility. An automobile enables travel among our Pittsburgh locations to occur effectively while encouraging executives to dedicate their time and attention to business issues. Personal use of this automobile is calculated and imputed as income for each executive.

•

Club memberships – a country club membership is provided to our Chief Executive Officer to facilitate customer contact and a business club is provided to our Chief Financial Officer to afford an alternative location for business meetings with customers, management and the Board.

•

Financial planning and tax return assistance – provides advice and guidance to executives on investment and income tax issues in order to maximize the use and understanding of our executive compensation program and minimize time otherwise required for taxation issues.

•	The Company does not own or lease an aircraft, nor does the Company have fractional ownership in any aircraft, nor does it typically pay for executives’ personal travel.

Severance Policy. The Company has a Separation Pay Policy that applies to the Named Officers as well as all other eligible salaried employees. The Plan applies to a permanent termination of the employment relationship when initiated by the Company and when other conditions are satisfied. A schedule of benefits determines the separation benefit ranging from four weeks to a maximum of fifty-two weeks of salary continuation.

Change in Control. The Company has entered into change in control employment agreements with each of the Named Officers. These agreements provide Named Officers up to three years income and benefits following a change in control of the Company. These agreements are intended to retain executives, provide continuity of management in the event of an actual or threatened change in control and enable executives to remain financially indifferent when evaluating opportunities that may be beneficial to shareholders yet could negatively impact the continued employment of the executive. Cash severance payments are double triggered and payable only in the event of both a change in control and termination of employment other than for cause, death or disability. There are no tax gross-up provisions in the change in control agreements. Equity accelerated vesting is single triggered and payable in the event of a change in control.

Stock Option and Other Equity Granting Process. The Company grants stock options and all other equity grants for executives and all other eligible associates at the first regularly scheduled Compensation Committee meeting of each calendar year. This grant date is fixed each year and precedes the year-end earnings release. Under the 2008 MEIP which was approved at the annual shareholders meeting in 2008, the stock option exercise price will be set as the closing price on the grant date, as permitted by generally accepted accounting principles. Option dating practices are consistent, regular and unbiased. The Company does not “backdate” options or grants of any kind.

Independence and Selection of Compensation Consultant. The Company employs the services of an external compensation consultant, Towers Watson, to assist the Compensation Committee in determining the appropriate compensation for officers and executives, and to provide other consulting services to the management of the Company. Towers Watson is hired directly by the Compensation Committee through an engagement letter with the Committee to provide advice to the Committee on executive compensation, and specifically approves all fees in advance. The Committee has sole responsibility and authority for the hiring and/or termination of the external consultant.

When providing other services for the company, Towers Watson is hired through a separate engagement letter signed by management of the Company. The Compensation Committee reviews and approves the engagement of Towers Watson by management, approves fees in advance for all services to management, receives reports on the services that are provided by Towers Watson directly to the Company, and requires that the Compensation Committee pre-approve any changes in scope from the services they have approved in advance. The Towers Watson principals who provide these services are different from those who provide compensation services. In 2009, the Company paid Towers Watson $122,947 for advice on executive compensation and $252,814 for such other services.

The independence and objectivity of the consultant and the scope of work performed by the consultant are reviewed annually by the Committee. The Company believes that Towers Watson is able to provide objective advice to the Compensation Committee on executive compensation. The Company has examined the protocols in place at Towers which attempt to ensure such objective advice. Such protocols include separating both compensation decisions and consultants for executive compensation at Towers from other services provided to the Company by Towers, peer review and audits of professional standards as to advice provided by the executive compensation consultants at Towers. At the December 2009 meeting of the Committee, the Committee discussed Towers Watson’s performance and concluded that Towers Watson provided independent objective advice and decided to re-engage Towers Watson for 2010.

Adjustments or Recovery of Prior Compensation. The Company does not have employment agreements with any Named Officer. As described above under “Recoupment Policy,” a recoupment policy was established by the Company in 2008 to facilitate the recovery or adjustment of amounts previously awarded or paid to a Named Officer in the event that Company financial results are restated and such person engages in misconduct or violation of a Company policy. Additionally, the Sarbanes-Oxley Act of 2002 provides that if the Company is required to restate its financial results due to material noncompliance with financial reporting requirements as a result of misconduct, the Chief Executive Officer and the Chief Financial Officer must reimburse the Company for any bonus, incentive or equity-based compensation received, and any profits realized from the sale of Company securities, during the twelve months following the issuance or filing of the noncompliant results.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors has reviewed the Compensation Discussion and Analysis and has discussed it with management. Based upon its review and those discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

Thomas H. Witmer, Chair

Robert A. Bruggeworth

Thomas B. Hotopp

John C. Unkovic

COMPENSATION TABLES

Summary Compensation Table

The following table shows the compensation for 2009, 2008 and 2007 of the Company’s principal executive officer, the Company’s principal financial officer and the other three executive officers of the Company with the highest total compensation for 2009 (the “Named Officers”):

Name and Principal Position	Year	Salary		Stock awards (1)		Stock option awards (2)		Non-equity incentive plan compensation (3)		Change in pension value (4)		All other compensation (5)		Total
William M. Lambert,	2009		$545,069		$619,272		$610,048		$487,419		$317,736		$45,325		$2,624,869
President and Chief Executive Officer	2008 2007	$ $	515,761 379,733	$ $	304,963 678,053	$ $	940,301 351,114	$ $	363,407 195,559	$ $	321,636 62,458	$ $	47,395 39,724	$ $	2,493,463 1,706,641
Dennis L. Zeitler,	2009		$340,556		$234,358		$230,890		$225,877		$209,159		$27,373		$1,268,213
Senior Vice President, Chief Financial Officer and Treasurer	2008 2007	$ $	348,142 327,833	$ $	115,407 640,203	$ $	355,879 255,007	$ $	153,099 133,155	$ $	208,534 88,420	$ $	34,932 38,130	$ $	1,215,993 1,482,748
Rob Cañizares	2009		$370,675		$263,670		$259,755		$97,593		$165,447		$227,242		$1,384,382
Executive VP, President International	2008 2007	$ $	379,219 347,693	$ $	129,839 620,597	$ $	400,374 205,271	$ $	149,409 128,382	$ $	188,700 88,310	$ $	257,691 167,977	$ $	1,505,232 1,558,230
Joseph A. Bigler,	2009		$292,847		$168,672		$166,184		$171,537		$184,363		$26,810		$1,010,413
VP, President North America	2008 2007	$ $	298,914 271,845	$ $	83,061 43,744	$ $	256,146 110,976	$ $	142,615 99,346	$ $	155,437 58,068	$ $	31,331 29,166	$ $	967,504 613,145
Kerry M. Bove	2009		$267,247		$121,066		$119,284		$134,930		$129,180		$27,794		$799,501
VP, Global Operational Excellence	2008		$272,705		$59,626		$183,853		$116,435		$107,760		$32,062		$772,441

(1)	Represents the aggregate grant date fair value of the restricted stock awards and performance stock unit awards (for 2009 only), computed in accordance with FASB ASC Topic 718. For the performance stock unit awards, the amounts disclosed in the table are based upon the target amount of shares granted. If maximum share payouts were achieved for such units, the aggregate grant date fair value for such units would be twice the amount disclosed in the table for 2009 related to such units, or $619,272 (instead of $309,636) for Mr. Lambert, $234,358 (instead of $117,179) for Mr. Zeitler, $263,670 (instead of $131,835) for Mr. Cañizares, $168,672 (instead of $84,336) for Mr. Bigler and $121,066 (instead of $60,533) for Mr. Bove. In the event of such maximum payouts the totals in the stock awards column for 2009 would be $928,908 for Mr. Lambert, $351,537 for Mr. Zeitler, $395,505 for Mr. Cañizares, $253,008 for Mr. Bigler and $181,599 for Mr. Bove.

(2)	Represents the aggregate grant date fair value of the stock option awards, computed in accordance with FASB ASC Topic 718.

(3)	Represents the aggregate amount of incentive awards earned by the Named Officer for 2009 under the Non-CEO Executive Incentive Program, the CEO Annual Incentive Award Plan and the Enhanced Bonus. See “Performance-Based Cash Short-Term Incentive” in the Compensation Discussion and Analysis above.

(4)	Represents the amount of the aggregate increase for 2009 in the actuarial present value of the Named Officer’s accumulated benefits under the defined benefit retirement plans described under “Pension Benefits” below.

(5)	The following table describes the amounts included under “All Other Compensation:”

Name	Perquisites and personal benefits (A)	Company contributions to defined contribution plans	Insurance premiums	Total
William M. Lambert	$19,273	$25,429	$623	$45,325
Dennis L. Zeitler	$13,685	$12,608	$1,080	$27,373
Rob Cañizares	$210,573	$13,033	$3,636	$227,242
Joseph A. Bigler	$14,528	$11,280	$1,002	$26,810
Kerry M. Bove	$17,569	$9,745	$480	$27,794

(A)	The amounts for Messrs. Lambert and Zeitler consist of the cost of personal use of a Company car, tax and investment assistance and a club membership. The amounts for Messrs. Bigler and Bove consist of the cost of personal use of a Company car and tax and investment assistance. The amount shown for Mr. Cañizares consists of personal use of a Company car, tax and investment assistance, and special allowances related to extensive worldwide travel from his U.S. base, including a German housing allowance of $71,028, a spousal travel allowance of $41,538, and a tax gross-up of $65,958. This arrangement was more favorable to the Company than the standard expatriate package offered to other employees.

Grants of Plan-Based Awards

The following table shows the grants of plan-based awards made to the Named Officers in 2009. These values were computed in accordance with FASB ASC Topic 718:

Name	Grant date	Estimated possible payouts under non-equity incentive plan awards (1)			Estimated possible payouts under equity incentive plan awards (2)			Stock awards (3)		Option awards (4)
		Threshold	Target	Maximum	Threshold	Target	Maximum	Number of shares	Grant date fair value	Number of shares	Exercise price ($/share)	Grant date fair value
William M. Lambert	2/23/2009	$232,669	$465,377	$950,000	$154,818	$309,636	$619,272	17,366	$309,636	107,026	$17.83	$610,048
Dennis L. Zeitler	2/23/2009	$98,029	$196,057	$441,128	$58,590	$117,179	$234,358	6,572	$117,179	40,507	$17.83	$230,890
Rob Cañizares	2/23/2009	$98,029	$196,057	$441,128	$65,918	$131,835	$263,670	7,394	$131,835	45,571	$17.83	$259,755
Joseph A. Bigler	2/23/2009	$81,023	$162,045	$364,601	$42,168	$84,336	$168,672	4,730	$84,336	29,155	$17.83	$166,184
Kerry M. Bove	2/23/2009	$66,298	$132,595	$298,339	$30,267	$60,533	$121,066	3,395	$60,533	20,927	$17.83	$119,284

(1)	Represents the amounts which could have been earned by the Named Officer through 2009 performance at the threshold, target and maximum levels under the annual incentive plans described under “Performance-Based Annual Cash Incentive” in the Compensation Discussion and Analysis above. The actual amounts earned are shown in the “Non-equity incentive plan compensation” column in the Summary Compensation Table above.

(2)	Represents the amount that could be earned by the Named Officer at the threshold, target and maximum levels of shares to be issued with respect to the performance stock units granted to the Named Officer. The performance period runs through December 31, 2011. The amounts shown are based upon the grant date fair value of the applicable number of shares of the Company’s Common Stock.

(3)	Represents restricted stock awards granted to each Named Officer in 2009 under the Company’s 2008 Management Equity Incentive Plan. To earn the award, the officer must remain employed by the Company or a subsidiary through the third anniversary of the grant date. Restricted shares will also vest earlier upon a change in control or if the grantee’s employment terminates due to death, disability or retirement under a Company retirement plan. Messrs. Zeitler and Bigler are eligible to retire under the Company’s pension plan. Unless and until forfeited upon termination of employment prior to vesting, holders of restricted shares receive dividends at the same rate as other holders of the Company’s Common Stock.

(4)

Represents stock options granted to each named officer in 2009 under the Company’s 2008 Management Equity Incentive Plan. The options for 5,608 shares granted to each Named Officer are intended to qualify as incentive stock options under the Internal Revenue Code. The options become exercisable on the third anniversary of the grant date or upon an earlier change in control. The exercise price of each option is the market closing price of the Common Stock on the grant date, and the options expire on the tenth anniversary of the grant date. Options are exercisable for up to five years (but not after the expiration date) following termination of employment due to death, disability, voluntary termination with the consent of the Company, retirement under a Company retirement plan or within one year after a change in control and may not be exercised following any other termination of employment.

Outstanding Equity Awards at Fiscal Year-End

The following table shows the outstanding equity awards held by the Named Officers at December 31, 2009:

Name	Stock option awards					Restricted stock awards			Performance Stock Unit Awards
	Number exercisable	Number un-exercisable	Date exercisable	Option exercise price	Expiration date	Number of shares that have not vested	Vesting date	Market value of shares that have not vested (1)	Number of shares or Units of Stock that have not vested	Vesting Date	Market Value of Shares or Units that have Not Vested (1)
William M. Lambert	20,955	—	9/11/2002	$12.14	3/11/2012	3,451	3/15/2010	$91,555	17,366	3/8/2012	460,720
	44,251	—	3/12/2004	$10.65	3/12/2013	4,146	6/1/2011	$109,993	—	—	—
	36,119	—	3/9/2005	$25.07	3/9/2014	4,146	6/1/2012	$109,993	—	—	—
	20,443	—	12/14/2005	$45.68	2/23/2015	4,146	6/1/2013	$109,993	—	—	—
	19,240	—	2/27/2009	$40.08	2/27/2016	6,741	3/15/2011	$178,839	—	—	—
	—	22,859	2/21/2010	$40.10	2/21/2017	17,366	3/8/2012	$460,720	—	—	—
	—	58,115	2/26/2011	$45.24	2/26/2018	—	—	—	—	—	—
	—	107,026	2/23/2012	$17.83	2/23/2019	—	—	—	—	—	—

Dennis L. Zeitler	15,969	—	12/14/2005	$45.68	2/23/2015	2,507	3/15/2010	$66,511	6,572	3/8/2012	$174,355
	15,029	—	2/27/2009	$40.08	2/27/2016	4.146	6/1/2011	$109,993	—	—	—
	—	16,602	2/21/2010	$40.10	2/21/2017	4,146	6/1/2012	$109,993	—	—	—
	—	21,995	2/26/2011	$45.24	2/26/2018	4,146	6/1/2013	$109,993	—	—	—
	—	40,507	2/23/2012	$17.83	2/23/2019	2,551	3/15/2011	$67,678	—	—	—
	—	—	—	—	—	6,572	3/8/2012	$174,355	—	—	—

Rob Cañizares	9,848	—	3/12/2004	$10.65	3/12/2013	2,018	3/15/2010	$53,538	7,394	3/8/2012	$196,163
	19,290	—	3/9/2005	$25.07	3/9/2014	4,146	6/1/2011	$109,993	—	—	—
	14,133	—	12/14/2005	$45.68	2/23/2015	4,146	6/1/2012	$109,993	—	—	—
	13,302	—	2/27/2009	$40.08	2/27/2016	4,146	6/1/2013	$109,993	—	—	—
	—	13,364	2/21/2010	$40.10	2/21/2017	2,870	3/15/2011	$76,141	—	—	—
	—	24,745	2/26/2011	$45.24	2/26/2018	7,394	3/8/2012	$196,163	—	—	—
	—	45,571	2/23/2012	$17.83	2/23/2019	—	—	—	—	—	—

Joseph A. Bigler	12,619	—	3/9/2005	$25.07	3/9/2014	1,091	3/15/2010	$28,944	4,730	3/8/2012	$125,487
	7,640	—	12/14/2005	$45.68	2/23/2015	1,836	3/15/2011	$48,709	—	—	—
	7,191	—	2/27/2009	$40.08	2/27/2016	4,730	3/8/2012	$125,487	—	—	—
	—	7,225	2/21/2010	$40.10	2/21/2017	—	—	—	—	—	—
	—	15,831	2/26/2011	$45.24	2/26/2018	—	—	—	—	—	—
	—	29,155	2/23/2012	$17.83	2/23/2019	—	—	—	—	—	—

Kerry M. Bove	26,200	—	3/12/2004	$10.65	3/12/2013	1,091	3/15/2010	$28,944	3,395	3/8/2012	$90,069
	13,849	—	3/9/2005	$25.07	3/9/2014	1,318	3/15/2011	$34,967	—	—	—
	7,640	—	12/14/2005	$45.68	2/23/2015	3,395	3/8/2012	$90,069	—	—	—
	7,191	—	2/27/2009	$40.08	2/27/2016	—	—	—	—	—	—
	—	7,225	2/21/2010	$40.10	2/21/2017	—	—	—	—	—	—
	—	11,363	2/26/2011	$45.24	2/26/2018	—	—	—	—	—	—
	—	20,927	2/23/2012	$17.83	2/23/2019	—	—	—	—	—	—

(1)	Based on the $26.53 closing price for the Company’s Common Stock on December 31, 2009.

Option Exercises and Stock Vested

The following table shows the stock options exercised by the Named Officers and the restricted stock awards vested for the Named Officers during 2009:

Name	Stock option awards		Restricted stock awards
	Number of shares acquired on exercise	Value realized on exercise (1)	Number of shares acquired on vesting	Value realized on vesting (2)
William M. Lambert	8,229	$115,051	3,121	$55,523
Dennis L. Zeitler	—	$—	2,438	$43,372
Rob Cañizares	—	$—	2,158	$38,391
Joseph A. Bigler	—	$—	1,166	$20,743
Kerry M. Bove	—	$—	1,166	$20,743

(1)	Represents the difference between the market value on the date of exercise of the shares acquired and the option exercise price.

(2)	Represents the market value on the vesting date of the restricted shares vested.

Pension Benefits

The following table provides information concerning the value of the Named Officers’ accumulated benefits under the Company’s defined benefit retirement plans as of December 31, 2009:

Name	Plan name	Number of years credited service	Present value of accumulated benefit	Payments during last fiscal year
William M. Lambert	MSA’s Pension Plan	28.3	$343,324	$—
	MSA Supplemental Pension Plan	28.3	$788,057	$—
	Supplemental Executive Retirement Plan	N/A	$495,000	$—

Dennis L. Zeitler	MSA’s Pension Plan	32.8	$749,663	$—
	MSA Supplemental Pension Plan	32.8	$1,011,418	$—
	Supplemental Executive Retirement Plan	N/A	$400,031	$—

Rob Cañizares	MSA’s Pension Plan	6.9	$148,495	$—
	MSA Supplemental Pension Plan	6.9	$196,031	$—
	Supplemental Executive Retirement Plan	N/A	$382,180	$—

Joseph A. Bigler	MSA’s Pension Plan	37.4	$790,962	$—
	MSA Supplemental Pension Plan	37.4	$654,351	$—
	Supplemental Executive Retirement Plan	N/A	$400,031	$—

Kerry M. Bove	MSA’s Pension Plan	29.6	$358,471	$—
	MSA Supplemental Pension Plan	29.6	$267,962	$—
	Supplemental Executive Retirement Plan	N/A	$295,515	$—

Pension Plan

Introduction. The Company’s Non-Contributory Pension Plan for Employees is a retirement plan that covers most U.S. salaried employees and some U.S. hourly employees.

To have a non-forfeitable right to a benefit under the Pension Plan, a participant must complete five years of service with the Company or an affiliate, or reach normal retirement age while employed by the Company or an affiliate. The Pension Plan’s normal retirement age is identical to the participant’s “Social Security Retirement Age.” The Social Security Retirement Age is established by Federal law, and varies from age 65 for persons born before 1938 to age 67 for persons born in 1960 or later years.

Benefits at Normal Retirement Age. A participant who retires upon reaching normal retirement age can begin receiving pension payments as of the first day of the following calendar month, which is referred to as the participant’s “normal retirement date.”

The Pension Plan has a minimum benefit formula that applies to only a small number of lower-paid participants. The majority of participants who begin receiving benefits on their normal retirement date are entitled to receive a monthly benefit equal to the sum of the amounts shown in (a), (b) and (c) below:

(a)	0.80%	x	Average Monthly Earnings up to Average Social Security Wage Base	x	Credited Service up to 35 Years

			plus

(b)	1.55%	x	Average Monthly Earnings greater than Average Social Security Wage Base	x	Credited Service up to 35 Years

			plus

(c)	1.00%	x	Average Monthly Earnings	x	Credited Service over 35 Years

For purposes of the normal retirement benefit formula, the following terms have the following meanings:

•

“Average Monthly Earnings” is generally the average of monthly compensation received during the participant’s highest five consecutive calendar years of compensation over the last ten years of employment. Compensation is generally the total cash payments received by a participant for services performed, before any reductions for employee contributions to 401(k) or other employee benefit plans. Compensation does not include any expense reimbursements, income attributable to non-cash benefits, or special “one-time” payments. The compensation that can be taken into account each year is limited by Federal law. The 2010 limit is $245,000, but this number will be adjusted in future years for cost-of-living increases.

•

“Average Social Security Wage Base” is the average of the Social Security taxable wage bases in effect under Federal law during the 35-year period ending in the calendar year in which the participant attains Social Security Retirement Age.

•

“Credited Service” is a participant’s actual period of service with the Company as an employee in a category of employment that is covered by the Pension Plan. No extra credited service has been granted under the Pension Plan to any of the Named Officers.

Benefits at Early Retirement Age. The Pension Plan permits early retirement by participants who have (i) reached age 55 with at least 15 years of service, or (ii) reached age 60 with at least 10 years of service. Messrs. Zeitler and Bigler are currently eligible for early retirement. Participants who elect early retirement can choose to begin receiving pension benefits immediately, in which case their monthly benefit amount will be reduced to reflect the early start of payments; or they may choose to delay the start of payments until their normal retirement date, at which time they will receive unreduced benefits determined under the normal retirement benefit formula described above.

If a participant takes early retirement and begins receiving pension payments before his or her normal retirement date, the monthly pension benefit will be determined under the normal retirement formula, but will be reduced by (i) 5/9ths of 1% for each of the first 60 months that benefits begin before the normal retirement date, plus (ii) 5/18ths of 1% for each of the next 60 months that benefits begin before the normal retirement date, plus (iii) .345% for each of the next 12 months that benefits begin before the normal retirement date, plus (iv) .3108% for each of the next 12 months that benefits begin before the normal retirement date. Different reduction factors apply to the minimum benefit formula.

Forms of Payment. In general, Pension Plan benefits are paid as a stream of monthly benefits, referred to as an annuity (the only exception is that benefits with a present value of $5,000 or less are automatically paid in a lump sum following termination of employment). The normal form of payment for a single participant is a “single life annuity” that pays monthly benefits to the participant for his or her life only. The normal form of payment for a married participant is a “qualified joint and survivor annuity” that pays monthly benefits to the participant for life, and, after the participant’s death, pays monthly benefits to the participant’s surviving spouse in an amount equal to 50% of the monthly amount payable during the participant’s lifetime. The Pension Plan also permits a participant to elect from among several optional forms of annuity payment that are of equivalent actuarial value to the normal form of payment.

Even though the Named Officers who participate in the Pension Plan cannot receive a lump sum distribution from the Pension Plan, the pension benefit table is required to show a lump sum value at normal retirement age for each individual’s accumulated Pension Plan benefit. That lump sum figure was calculated by using an annual interest rate of 6% and the 1983 GAM mortality table.

Supplemental Pension Plan

Introduction. The Company’s Supplemental Pension Plan is a nonqualified retirement plan that provides pension plan participants with pension benefits that they would have received under the Pension Plan except for certain limitations imposed by Federal law, including the limitation on compensation that can be taken into account. Benefits under the Supplemental Pension Plan become non-forfeitable at the same time as benefits become non-forfeitable under the Pension Plan.

Benefits at Normal Retirement Age. The monthly benefit payable under the Supplemental Pension Plan to a participant who begins receiving benefits on his or her normal retirement date will be equal to the difference between (i) the amount that would have been payable under the Pension Plan on the normal retirement date if there were no limitations placed by law upon compensation taken into account or upon the amount of annual benefit payments, and (ii) the amount that is actually payable to the participant under the Pension Plan.

Benefits at Early Retirement Age. The monthly benefit payable under the Supplemental Pension Plan to a participant who is eligible for early retirement under the Pension Plan and who begins receiving benefits under the Pension Plan before his or her normal retirement date will be equal to the difference between (i) the amount that would have been payable under the Pension Plan if there were no limitations placed by law upon compensation taken into account or upon the amount of annual benefits, and (ii) the amount that is actually payable to the participant under the Pension Plan. Messrs. Zeitler and Bigler are currently eligible for early retirement.

Forms of Payment. Benefits payable under the Supplemental Pension Plan are generally payable in the same form that the participant’s benefits are payable under the Pension Plan. However, in the event of a participant’s termination within a three-year period after a corporate change in control (as defined in the Supplemental

Pension Plan), the participant will receive a lump sum distribution of the Supplemental Pension Plan benefit, even if a lump sum cannot be paid under the Pension Plan.

Even though the Named Officers who participate in the Supplemental Pension Plan are not eligible to receive a lump sum unless a change in control occurs, the pension benefit table is required to show a lump sum value at normal retirement age for each individual’s accumulated Supplemental Pension Plan benefit. That lump sum figure is calculated using the same interest rate and mortality assumptions that were used to produce the lump sum figures for the Pension Plan.

Supplemental Executive Retirement Plan

The Company’s Supplemental Retirement Plan was originally established as the Executive Insurance Program to assist members of senior management approved by the Board in procuring life insurance during their working careers and to provide them with additional flexibility and benefits upon retirement. In order to comply with Section 409A of the Internal Revenue Code the Executive Insurance Program was terminated and replaced with the Supplemental Executive Retirement Plan effective January 1, 2008. The life insurance feature was eliminated and life insurance is now provided under the regular group insurance plan for salaried employees. The plan provides a defined benefit at retirement. Only officers of the Company are eligible for this program. No benefit is payable unless the officer stays with the Company until he or she reaches retirement eligibility, that is, age 55 plus a combination of age and service equal to at least 70. The benefit is payable in equal installments over 15 years. The benefit amount for Mr. Lambert is $1,000,000, the benefit amount for Mr. Cañizares is $750,000, and the benefit amount for all other officers is $600,000. There is no pre-retirement death benefit. In the event of death of the participant after retirement, remaining payments are paid to the spouse or other beneficiary.

Nonqualified Deferred Compensation

The following table provides information concerning deferrals by the Named Officers of their earned compensation under the Company’s nonqualified deferred compensation plans:

Name	Executive contributions in 2009 (1)	Company contributions in 2009 (2)	Aggregate earnings in 2009 (3)	Aggregate withdrawals/ distributions	Aggregate balance at 12/31/2009 (4)
William M. Lambert	$82,784	$15,629	$113,039	$—	$497,219
Dennis L. Zeitler	$17,406	$2,808	$26,078	$—	$134,255
Rob Cañizares	$19,256	$3,233	$87,278	$—	$368,940
Joseph A. Bigler	$13,332	$1,480	$39,383	$—	$180,817
Kerry M. Bove	$9,708	$—	$13,560	$—	$132,588

(1)	These amounts are reported in the Summary Compensation Table as salary or non-equity incentive plan compensation, as applicable.

(2)	These amounts are reported in the Summary Compensation Table under “Other Compensation.”

(3)	Earnings on deferred compensation under the Company’s nonqualified deferred compensation plans are not above market or preferential and are therefore not included in the Summary Compensation Table.

(4)	Of the balances shown, the following amounts represent executive and Company contributions which either were reported in the Summary Compensation Table in the year of the contribution or would have been so reported had the individual been a Named Officer for that year: Mr. Lambert, $316,914; Mr. Zeitler, $92,559; Mr. Cañizares, $285,543; Mr. Bigler, $162,510 and Mr. Bove, $125,663. The remainder represents non-preferential market earnings not reportable in the Summary Compensation Table.

Supplemental Savings Plan

For the Named Officers, the amounts shown in the Nonqualified Deferred Compensation table relate to the Company’s Supplemental Savings Plan (SSP). The SSP permits the Named Officers and other eligible employees to defer compensation in excess of the limits imposed by the Internal Revenue Code on employee contributions to the Company’s Retirement Savings Plan (RSP), a qualified 401(k) Plan. The Company matches 50% of participant deferrals up to the first 8% of eligible compensation, whether contributed to the RSP or deferred under the SSP. Participant contributions are vested at all times. Company matching contributions vest upon completion of five years of service, or earlier upon death, attainment of age 65 or a change in control.

Compensation eligible for deferral under the SSP includes salary and annual incentive bonus. There is no limit on the percentage of eligible compensation that a participant may defer. Participants may elect to have their SSP accounts treated as if invested in one or more of a selection of publicly available mutual funds similar to those available under the RSP. Accounts are credited with earnings or losses based on the investment results of the funds selected. Participants may change their investment elections, for either new contributions and/or for existing balances, at any time.

Distribution options under the SSP vary depending upon the year in which compensation was deferred. Distribution of amounts deferred prior to 2003 commences upon termination of employment or an earlier change in control and is paid either in a lump sum or in five annual installments, as elected by the participant. For amounts deferred in 2003 or thereafter, the participant could elect an alternate date for the commencement of distributions, which for deferrals in 2005 and thereafter must be at least five years after the year of deferral. Absent such an election, distributions commence upon termination of employment. Distributions are made either in a lump sum or in up to 15 annual installments, as elected by the participant. The timing of participant elections, both as to deferrals and as to distributions, is restricted in accordance with Internal Revenue Service requirements.

Potential Payments upon Termination or Change-in-Control

The tables below show the payments and benefits to which each Named Officer would have been entitled if his employment had terminated on December 31, 2009 for the reasons indicated in the tables. In addition to severance amounts payable in certain circumstances under the plan and agreements described following the tables, the amounts shown in the tables include compensation and retirement and other benefits previously earned through service by the Named Officer as described above.

William M. Lambert

The following table shows the payments and benefits to which William M. Lambert would have been entitled if his employment had terminated on December 31, 2009 for the reasons indicated in the table:

	Voluntary termination	Involuntary termination for cause	Involuntary termination without cause	Death	Disability	Change in Control Termination
Cash severance (1)	$—	$—	$590,000	$—	$—	$2,608,449
Disability income (2)	$—	$—	$—	$—	$1,783,683	$—
Earned award under non-equity incentive plans (3)	$487,419	$—	$487,419	$487,419	$487,419	$487,419
Equity:
Restricted stock (4)	$—	$—	$—	$1,061,094	$1,061,094	$1,061,094
Unexercisable Options	$—	$—	$—	$610,048	$610,048	$610,048
Performance Award	$—	$—	$—	$460,720	$460,720	$460,720
Retirement benefits:
Defined benefit plans (5)
Pension Plan	$343,324	$343,324	$343,324	$189,604	$343,324	$343,324
Supplemental Pension Plan	$788,057	$788,057	$788,057	$435,213	$788,057	$931,708
Supplemental Executive Retirement Plan	$—	$—	$—	$—	$495,000	$1,000,000
Defined contribution plans (6)
401(k) Retirement Savings Plan	$446,957	$446,957	$446,957	$446,957	$446,957	$446,957
Supplemental Savings Plan	$497,219	$497,219	$497,219	$497,219	$497,219	$497,219
Retiree medical (7)	$—	$—	$—	$—	$—	$—
Other Benefits:
Health & Welfare (8)	$—	$—	$—	$115,969	$198,289	$41,633
Insurance benefits (9)	$—	$—	$—	$950,000	$—	$—
Outplacement assistance	$—	$—	$7,000	$—	$—	$7,000
Total	$2,562,976	$2,075,557	$3,159,976	$5,254,243	$7,171,810	$8,495,571

(1)	Represents the cash severance amount payable under the Separation Pay Plan for Salaried Employees or the Change in Control Severance Agreements described below.

(2)	Represents the present value of the future payments that should be payable under the terms of the MSA Long-Term Disability Plan, which provides an annual benefit of 60% of salary and previous year’s bonus up to a maximum annual benefit of $192,000.

(3)	Represents the amount earned through completion of the plan year under the Company’s non-equity incentive award plans, as shown in the Summary Compensation Table above.

(4)	The amount shown is the market value of restricted stock awards held by the Named Officer at December 31, 2009. Under the terms of the 2008 Management Equity Incentive Plan, restricted stock vests early upon a change in control or upon termination of employment due to death, disability or retirement under a Company retirement plan.

(5)

Represents the present value of the Named Officer’s accumulated benefits under the Company’s defined benefit retirement plans described above. The increase in present value for termination following a change in control results from the plans’ provisions for a lump sum payment upon termination of employment within three years after a change in control. The values upon death reflect survivor benefits. The increased amount payable upon death under the Supplemental Executive Retirement Plan is the death benefit under the insurance policy, which is payable by the insurer.

(6)	Represents the balances at December 31, 2009 in the Named Officer’s accounts under the Company’s qualified and nonqualified defined contribution plans.

(7)	The Company has a nondiscriminatory plan available generally to United States salaried employees which provides medical benefits to employees who retire under the Company’s Pension Plan until they become eligible for Medicare benefits. The amount shown in the table represents the estimated cost of providing plan benefits to the Named Officer.

(8)	Represents the present value of the cost of continued dependent medical care coverage under the Company’s group term life insurance policy, which is payable by the insurer. The amount shown for disability is the present value of the cost of continued medical care coverage for the Named Officer and dependents. The amount shown for change in control is the estimated cost to the Company of continuation for 36 months of medical, dental, accident and life insurance benefits, as required by the Change in Control Severance Agreements described below.

(9)	The amounts payable on death are the death benefit under the Company’s group term life insurance policy, which is payable by the insurer.

Dennis L. Zeitler

The following table shows the payments and benefits to which Dennis L. Zeitler would have been entitled if his employment had terminated on December 31, 2009 for the reasons indicated in the table:

	Voluntary termination	Involuntary termination for cause	Involuntary termination without cause	Death	Disability	Change in Control Termination
Cash severance (1)	$—	$—	$351,200	$—	$—	$1,482,981
Disability income (2)	$—	$—	$—	$—	$621,321	$—
Earned award under non-equity incentive plans (3)	$225,877	$—	$225,877	$225,877	$225,877	$225,877
Equity:
Restricted stock (4)	$308,544	$308,544	$308,544	$638,524	$638,524	$638,524
Unexercisable Options	$230,890	$230,890	$230,890	$230,890	$230,890	$230,890
Performance Award	$174,355	$174,355	$174,355	$174,355	$174,355	$174,355
Retirement benefits:
Defined benefit plans (5)
Pension Plan	$749,663	$749,663	$749,663	$622,770	$749,633	$749,663
Supplemental Pension Plan	$1,011,418	$1,011,418	$1,011,418	$840,219	$1,011,418	$1,137,220
Supplemental Executive Retirement Plan	$400,031	$400,031	$400,031	$—	$400,031	$600,000
Defined contribution plans (6)
401(k) Retirement Savings Plan	$122,398	$123,398	$123,398	$123,398	$123,398	$123,398
Supplemental Savings Plan	$134,255	$134,255	$134,255	$134,255	$134,255	$134,255
Retiree medical (7)	$226,110	$226,110	$226,110	$—	$—	$226,110
Other Benefits:
Health & Welfare (8)	$—	$—	$—	$186,393	$216,790	$—
Insurance benefits (9)	$10,000	$10,000	$10,000	$600,000	$10,000	$10,000
Outplacement assistance	$—	$—	$7,000	$—	$—	$7,000
Total	$3,593,541	$3,368,664	$3,952,741	$3,776,681	$4,536,492	$5,740,273

(1)	Represents the cash severance amount payable under the Separation Pay Plan for Salaried Employees or the Change in Control Severance Agreements described below.

(2)	Represents the present value of the future payments that should be payable under the terms of the MSA Long-Term Disability Plan, which provides an annual benefit of 60% of salary and previous year’s bonus up to a maximum annual benefit of $192,000.

(3)	Represents the amount earned through completion of the plan year under the Company’s non-equity incentive award plans, as shown in the Summary Compensation Table above.

(4)	The amount shown is the market value of restricted stock awards held by the Named Officer at December 31, 2009. Under the terms of the 2008 Management Equity Incentive Plan, restricted stock vests early upon a change in control or upon termination of employment due to death, disability or retirement under a Company retirement plan. At December 31, 2009, Mr. Zeitler was eligible to retire under the Company’s pension plan.

(5)	Represents the present value of the Named Officer’s accumulated benefits under the Company’s defined benefit retirement plans described above. The increase in present value for termination following a change in control results from the plans’ provisions for a lump sum payment upon termination of employment within three years after a change in control. The values upon death reflect survivor benefits. The increased amount payable upon death under the Supplemental Executive Retirement Plan is the death benefit under the insurance policy, which is payable by the insurer.

(6)	Represents the balances at December 31, 2009 in the Named Officer’s accounts under the Company’s qualified and nonqualified defined contribution plans.

(7)	The Company has a nondiscriminatory plan available generally to United States salaried employees which provides medical benefits to employees who retire under the Company’s Pension Plan until they become eligible for Medicare benefits. The amount shown in the table represents the estimated cost of providing plan benefits to the Named Officer.

(8)	Represents the present value of the cost of continued dependent medical care coverage under the Company’s group term life insurance policy, which is payable by the insurer. The amount shown for disability is the present value of the cost of continued medical care coverage for the Named Officer and dependents. The amount shown for change in control is the estimated cost to the Company of continuation for 36 months of medical, dental, accident and life insurance benefits, as required by the Change in Control Severance Agreements described below.

(9)	The amounts payable on death are the death benefit under the Company’s group term life insurance policy, which is payable by the insurer. The amount payable under all other columns represents the face value of the life insurance policy that would be issued to the Named Officer after his termination of employment.

Rob Cañizares

The following table shows the payments and benefits to which Rob Cañizares would have been entitled if his employment had terminated on December 31, 2009 for the reasons indicated in the table:

	Voluntary termination	Involuntary termination for cause	Involuntary termination without cause	Death	Disability	Change in Control Termination
Cash severance (1)	$—	$—	$95,565	$—	$—	$1,563,467
Disability income (2)	$—	$—	$—	$—	$810,143	$—
Earned award under non-equity incentive plans (3)	$97,593	$—	$97,593	$97,593	$97,593	$97,593
Equity:
Restricted stock (4)	$—	$—	$—	$655,822	$655,822	$655,822
Unexercisable Options	$—	$—	$—	$259,755	$259,755	$259,755
Performance Award	$—	$—	$—	$196,163	$196,163	$196,163
Retirement benefits:
Defined benefit plans (5)
Pension Plan	$148,495	$148,495	$148,495	$79,707	$148,495	$148,495
Supplemental Pension Plan	$196,031	$196,031	$196,031	$101,262	$196,031	$220,385
Supplemental Executive Retirement Plan	$382,180	$382,180	$382,180	$—	$382,180	$750,000
Defined contribution plans (6)
401(k) Retirement Savings Plan	$207,097	$207,097	$207,097	$207,097	$207,097	$207,097
Supplemental Savings Plan	$368,940	$368,940	$368,940	$368,940	$368,940	$368,940
Retiree medical (7)	$—	$—	$—	$—	$—	$—
Other Benefits:
Health & Welfare (8)	$—	$—	$—	$4,351	$68,470	$29,368
Insurance benefits (9)	$—	$—	$—	$700,000	$—	$—
Outplacement assistance	$—	$—	$7,000	$—	$—	$7,000
Total	$1,400,336	$1,302,743	$1,502,901	$2,670,690	$3,390,689	$4,504,085

(1)	Represents the cash severance amount payable under the Separation Pay Plan for Salaried Employees or the Change in Control Severance Agreements described below.

(2)	Represents the present value of the future payments that should be payable under the terms of the MSA Long-Term Disability Plan, which provides an annual benefit of 60% of salary and previous year’s bonus up to a maximum annual benefit of $192,000.

(3)	Represents the amount earned through completion of the plan year under the Company’s non-equity incentive award plans, as shown in the Summary Compensation Table above.

(4)	The amount shown is the market value of restricted stock awards held by the Named Officer at December 31, 2009. Under the terms of the 2008 Management Equity Incentive Plan, restricted stock vests early upon a change in control or upon termination of employment due to death, disability or retirement under a Company retirement plan.

(5)	Represents the present value of the Named Officer’s accumulated benefits under the Company’s defined benefit retirement plans described above. The increase in present value for termination following a change in control results from the plans’ provisions for a lump sum payment upon termination of employment within three years after a change in control. The values upon death reflect survivor benefits. The increased amount payable upon death under the Supplemental Executive Retirement Plan is the death benefit under the insurance policy, which is payable by the insurer.

(6)	Represents the balances at December 31, 2009 in the Named Officer’s accounts under the Company’s qualified and nonqualified defined contribution plans.

(7)	The Company has a nondiscriminatory plan available generally to United States salaried employees which provides medical benefits to employees who retire under the Company’s Pension Plan until they become eligible for Medicare benefits. The amount shown in the table represents the estimated cost of providing plan benefits to the Named Officer.

(8)	Represents the present value of the cost of continued dependent medical care coverage under the Company’s group term life insurance policy, which is payable by the insurer. The amount shown for disability is the present value of the cost of continued medical care coverage for the Named Officer and dependents. The amount shown for change in control is the estimated cost to the Company of continuation for 36 months of medical, dental, accident and life insurance benefits, as required by the Change in Control Severance Agreements described below.

(9)	The amounts payable on death are the death benefit under the Company’s group term life insurance policy, which is payable by the insurer.

Joseph A. Bigler

The following table shows the payments and benefits to which Joseph A. Bigler would have been entitled if his employment had terminated on December 31, 2009 for the reasons indicated in the table:

	Voluntary termination	Involuntary termination for cause	Involuntary termination without cause	Death	Disability	Change in Control Termination
Cash severance (1)	$—	$—	$302,000	$—	$—	$1,268,942
Disability income (2)	$—	$—	$—	$—	$760,778	$—
Earned award under non-equity incentive plans (3)	$171,537	$—	$171,537	$171,537	$171,537	$171,537
Equity:
Restricted stock (4)	$203,140	$203,140	$203,140	$203,140	$203,140	$203,140
Unexercisable Options	$166,184	$166,184	$166,184	$166,184	$166,184	$166,184
Performance Award	$125,487	$125,487	$125,487	$125,487	$125,487	$125,487
Retirement benefits:
Defined benefit plans (5)
Pension Plan	$790,962	$790,962	$790,962	$707,914	$790,962	$760,965
Supplemental Pension Plan	$654,351	$654,351	$654,351	$585,647	$654,351	$744,259
Supplemental Executive Retirement Plan	$400,031	$400,031	$400,031	$—	$400,031	$600,000
Defined contribution plans (6)
401(k) Retirement Savings Plan	$720,054	$720,054	$720,054	$720,054	$720,054	$720,054
Supplemental Savings Plan	$180,817	$180,817	$180,817	$180,817	$180,817	$180,817
Retiree medical (7)	$213,089	$213,089	$213,089	$—	$—	$213,089
Other Benefits:
Health & Welfare (8)	$—	$—	$—	$162,053	$190,708	$—
Insurance benefits (9)	$10,000	$10,000	$10,000	$700,000	$10,000	$10,000
Outplacement assistance	$—	$—	$7,000	$—	$—	$7,000
Total	$3,635,652	$3,464,115	$3,944,652	$3,722,833	$4,374,049	$5,171,474

(1)	Represents the cash severance amount payable under the Separation Pay Plan for Salaried Employees or the Change in Control Severance Agreements described below.

(2)	Represents the present value of the future payments that should be payable under the terms of the MSA Long-Term Disability Plan, which provides an annual benefit of 60% of salary and previous year’s bonus up to a maximum annual benefit of $192,000.

(3)	Represents the amount earned through completion of the plan year under the Company’s non-equity incentive award plans, as shown in the Summary Compensation Table above.

(4)	The amount shown is the market value of restricted stock awards held by the Named Officer at December 31, 2009. Under the terms of the 2008 Management Equity Incentive Plan, restricted stock vests early upon a change in control or upon termination of employment due to death, disability or retirement under a Company retirement plan. As of December 31, 2009, Mr. Bigler was eligible to retire under the Company’s pension plan.

(5)	Represents the present value of the Named Officer’s accumulated benefits under the Company’s defined benefit retirement plans described above. The increase in present value for termination following a change in control results from the plans’ provisions for a lump sum payment upon termination of employment within three years after a change in control. The values upon death reflect survivor benefits. The increased amount payable upon death under the Supplemental Executive Retirement Plan is the death benefit under the insurance policy, which is payable by the insurer.

(6)	Represents the balances at December 31, 2009 in the Named Officer’s accounts under the Company’s qualified and nonqualified defined contribution plans.

(7)	The Company has a nondiscriminatory plan available generally to United States salaried employees which provides medical benefits to employees who retire under the Company’s Pension Plan until they become eligible for Medicare benefits. The amount shown in the table represents the estimated cost of providing plan benefits to the Named Officer.

(8)	Represents the present value of the cost of continued dependent medical care coverage under the Company’s group term life insurance policy, which is payable by the insurer. The amount shown for disability is the present value of the cost of continued medical care coverage for the Named Officer and dependents. The amount shown for change in control is the estimated cost to the Company of continuation for 36 months of medical, dental, accident and life insurance benefits, as required by the Change in Control Severance Agreements described below.

(9)	The amounts payable on death are the death benefit under the Company’s group term life insurance policy, which is payable by the insurer. The amount payable under all other columns represents the face value of the life insurance policy that would be issued to the Named Officer after his termination of employment.

Kerry M. Bove

The following table shows the payments and benefits to which Kerry M. Bove would have been entitled if his employment had terminated on December 31, 2009 for the reasons indicated in the table:

	Voluntary termination	Involuntary termination for cause	Involuntary termination without cause	Death	Disability	Change in Control Termination
Cash severance (1)	$—	$—	$275,600	$—	$—	$1,132,383
Disability income (2)	$—	$—	$—	$—	$1,783,683	$—
Earned award under non-equity incentive plans (3)	$134,930	$—	$134,930	$134,930	$134,930	$134,930
Equity:
Restricted stock (4)	$—	$—	$—	$153,980	$153,980	$153,980
Unexercisable Options	$—	$—	$—	$119,284	$119,284	$119,284
Performance Award	$—	$—	$—	$90,069	$90,069	$90,069
Retirement benefits:
Defined benefit plans (5)
Pension Plan	$358,471	$358,471	$358,771	$197,969	$358,471	$358,471
Supplemental Pension Plan	$267,962	$267,962	$267,962	$147,985	$267,962	$315,368
Supplemental Executive Retirement Plan	$—	$—	$—	$—	$295,515	$—
Defined contribution plans (6)
401(k) Retirement Savings Plan	$558,717	$558,717	$558,717	$558,717	$558,717	$558,717
Supplemental Savings Plan	$132,588	$132,588	$132,588	$132,588	$132,588	$132,588
Retiree medical (7)	$—	$—	$—	$—	$—	$—
Other Benefits:
Health & Welfare (8)	$—	$—	$—	$108,487	$143,403	$29,589
Insurance benefits (9)	$—	$—	$—	$700,000	$—	$—
Outplacement assistance	$—	$—	$7,000	$—	$—	$7,000
Total	$1,452,668	$1,317,738	$1,735,568	$2,344,009	$4,038,602	$3,032,379

(1)	Represents the cash severance amount payable under the Separation Pay Plan for Salaried Employees or the Change in Control Severance Agreements described below.

(2)	Represents the present value of the future payments that should be payable under the terms of the MSA Long-Term Disability Plan, which provides an annual benefit of 60% of salary and previous year’s bonus up to a maximum annual benefit of $192,000.

(3)	Represents the amount earned through completion of the plan year under the Company’s non-equity incentive award plans, as shown in the Summary Compensation Table above.

(4)	The amount shown is the market value of restricted stock awards held by the Named Officer at December 31, 2009. Under the terms of the 2008 Management Equity Incentive Plan, restricted stock vests early upon a change in control or upon termination of employment due to death, disability or retirement under a Company retirement plan.

(5)	Represents the present value of the Named Officer’s accumulated benefits under the Company’s defined benefit retirement plans described above. The increase in present value for termination following a change in control results from the plans’ provisions for a lump sum payment upon termination of employment within three years after a change in control. The values upon death reflect survivor benefits. The increased amount payable upon death under the Supplemental Executive Retirement Plan is the death benefit under the insurance policy, which is payable by the insurer.

(6)	Represents the balances at December 31, 2009 in the Named Officer’s accounts under the Company’s qualified and nonqualified defined contribution plans.

(7)	The Company has a nondiscriminatory plan available generally to United States salaried employees which provides medical benefits to employees who retire under the Company’s Pension Plan until they become eligible for Medicare benefits. The amount shown in the table represents the estimated cost of providing plan benefits to the Named Officer.

(8)	Represents the present value of the cost of continued dependent medical care coverage under the Company’s group term life insurance policy, which is payable by the insurer. The amount shown for disability is the present value of the cost of continued medical care coverage for the Named Officer and dependents. The amount shown for change in control is the estimated cost to the Company of continuation for 36 months of medical, dental, accident and life insurance benefits, as required by the Change in Control Severance Agreements described below.

(9)	The amounts payable on death are the death benefit under the Company’s group term life insurance policy, which is payable by the insurer.

Separation Pay Plan for Salaried Employees

The Company has a severance plan which is available generally to United States salaried exempt employees and which does not discriminate in scope, terms or operation in favor of executive officers. Under this plan, an employee whose employment is involuntarily terminated without cause is entitled to a lump sum separation payment in an amount ranging from four weeks’ base salary for an employee with less than one year of continuous service to 52 weeks’ base salary for employees with 21 or more years of continuous service. The cash severance amount show under “termination without cause” in the tables above is the amount to which the Named Officer would have been entitled under this plan had his employment been terminated without cause on December 31, 2009. A Named Officer would not receive payments under this plan if the termination qualified for severance benefits under the change in control severance agreements described below.

Change in Control Severance Agreements

The Company has entered into agreements with each of the Named Officers the stated purpose of which is to encourage the officers’ continued attention and dedication to their duties without distraction in the event of an actual or potential change in control of the Company. In the agreements, the officers agree that if a potential change in control, as defined in the agreements, occurs, the officers will remain in the employment of the Company for at least six months or until an actual change in control occurs, unless employment is sooner terminated by the executive for good reason, as defined in the agreement, or due to death, disability or retirement or by the Company. In return, the agreements provide that if within three years after a change in control, as defined in the agreement, the officer’s employment is terminated by the Company without cause, as defined in the agreement, or the officer terminates his employment for good reason, as defined in the agreement, the officer will be entitled to receive:

•	a lump sum payment equal to up to three times the sum of (i) the officer’s annual salary plus (ii) the average annual bonus paid to the officer for the preceding two years;

•	continuation for 36 months of medical, dental, accident and life insurance benefits; and

•	36 months additional service credit under the Company’s executive insurance and post-retirement health care programs.

Unlike many companies, the Company does not “gross-up” the benefits payable to officers for excise taxes. Instead, the benefits payable under the agreements are limited to the amount that can be paid without triggering any excise tax or rendering any amounts non-deductible under the Internal Revenue Code. The limitation would not apply if the reduced benefit is less than the unreduced benefit after payment of any excise tax.

The “change in control termination” column in the tables above shows the amounts of the payments and benefits each Named Officer would have received if a qualifying termination of employment following a change in control had occurred as of December 31, 2009.

OTHER INFORMATION CONCERNING THE BOARD OF DIRECTORS

Compensation of Directors

The following table shows the compensation earned by the Company’s non-employee directors for services during 2009:

Name	Fees earned or paid in cash	Restricted stock awards (1)	Stock option awards (1)	Change in Pension Value (2)	Total
Robert A. Bruggeworth	$49,967	$51,735	$33,396	—	$135,098
James A. Cederna	$56,167	$51,735	$33,396	—	$141,298
Thomas B. Hotopp	$45,167	$51,735	$33,396	—	$130,298
Diane M. Pearse	$58,767	$51,735	$33,396	—	$143,898
John T. Ryan III	$72,767	$51,735	$33,396	—	$157,898
L. Edward Shaw, Jr.	$41,567	$51,735	$33,396	—	$126,698
John C. Unkovic	$46,367	$51,735	$33,396	—	$131,498
Thomas H. Witmer	$56,167	$51,735	$33,396	—	$141,298

(1)	Represents the aggregate grant date fair value of the restricted stock awards and stock option awards computed in accordance with FASB ASC Topic 718.

(2)	Represents the amount of the aggregate increase for 2009 in the actuarial present value of the director’s accumulated benefits, if any, under the Retirement Plan for Directors described below.

In 2009, the Company paid non-employee directors a retainer on a quarterly basis which totaled $30,917 for the year ($60,917 for the non-employee Chairman of the Board) plus $1,500 for each day of a Board meeting and $1,200 for each meeting of a Committee of the Board that they attended. Non-employee directors who serve as Chair of a Board Committee receive an additional retainer of $2,500 per quarter in the case of the Audit Committee and $1,250 per quarter in the case of the other committees.

The fees paid to non-employee directors, including those to be paid in 2010, have not increased above the amount paid in 2007. In addition, the non-employee directors all agreed to accept a 20% reduction in their annual retainer amount for the period of June 1, 2009 through December 31, 2009, which is reflected in the above-stated table.

Under the 2008 Non-Employee Directors’ Equity Incentive Plan and its predecessor the 1990 Non-Employee Directors’ Stock Option Plan (together, the “Director Equity Plans”), the Company grants stock options and restricted stock to each non-employee director on the third business day following each annual meeting. Its purposes are to enhance the mutuality of interests between the Board and the shareholders by increasing the share ownership of the non-employee directors and to assist the Company in attracting and retaining able persons to serve as directors. The total number of shares which may be issued under the 2008 plan is limited to 400,000 shares of Common Stock.

The annual stock option grants under the Director Equity Plans have a grant date value under the Black-Scholes option pricing model equal to 75% of the annual directors’ retainer plus $7,000. The annual restricted stock grants have a grant date market value equal to 125% of the annual directors’ retainer plus $8,000. The exercise price of the options is equal to the market value on the grant date. The options become exercisable three years from the grant date and expire ten years from the grant date. If a director resigns or is removed from office for cause, options which have not yet become exercisable are forfeited, and exercisable options remain exercisable for 90 days. Otherwise, unexpired options may generally be exercised for five years following termination of service as a director, but not later than the option expiration date. The restricted shares vest on the date of the third annual meeting following the grant date. Unvested shares are forfeited if the director terminates service for reasons other than death, disability or retirement.

Pursuant to the terms of the 2008 plan, on May 15, 2009 directors Bruggeworth, Cederna, Hotopp, Pearse, Ryan III, Shaw, Unkovic and Witmer were each granted an option to purchase 4,854 shares of Common Stock at an option price of $21.71 and 2,383 shares of restricted stock.

Prior to April 1, 2001, a director who retired from the Board after completing at least five years of service as a director was entitled to receive a lifetime quarterly retirement allowance under the Retirement Plan for Directors. The amount of the allowance was equal to the quarterly directors’ retainer payable at the time of the director’s retirement. Payment began when the sum of the director’s age and years of service equaled or exceeded 75. Effective April 1, 2001, plan benefits were frozen so that the quarterly retirement allowance, if any, payable to future retirees will be limited to $5,000 (the quarterly retainer amount in April 2001), multiplied by a fraction, of which the numerator is the director’s years of service as of April 1, 2001 and the denominator is the years of service the director would have had at the date the sum of the director’s age and years of service equaled 75.

Directors who are employees of the Company or a subsidiary participated in the Retirement Plan for Directors, but do not receive other additional compensation for service as a director.

Compensation Committee Interlocks and Insider Participation

There are no interlocking relationships, as defined in regulations of the Securities and Exchange Commission, involving members of the Compensation Committee.

Directors Bruggeworth, Cederna, Hotopp, Unkovic and Witmer served as members of the Compensation Committee during 2009. Mr. Bruggeworth replaced Mr. Cederna on the committee in May 2009. The Board of Directors has determined that each of these directors is independent in accordance with the listing standards of the New York Stock Exchange.

Mr. Unkovic is a partner in the law firm of Reed Smith LLP, which provides legal services to the Company as its outside counsel.

Review and Approval or Ratification of Related Party Transactions

The Company has a policy on related party transactions which operates along with the conflicts of interest section of the Company’s Code of Ethics and Business Conduct. Copies of the policy on related party transactions and the Code are available in the Investor Relations section of the Company’s internet website at www.MSAnet.com.

The Company’s directors, officers and other employees must be free from any personal influence, interest or relationship, or appearance thereof, in situations that might conflict with the best interests of the Company. Directors, officers and employees must fully disclose in advance any circumstance that may create a conflict of interest, including a related party transaction, so that an appropriate determination can be made as to whether it would violate the policy on related party transactions or the Code.

In general, the related party policy covers any transaction, arrangement or relationship in which the Company is a participant and the amount involved exceeds $120,000, and in which any “related person” had or would have a direct or indirect material interest. A related person is any executive officer, director or nominee, any owner of 5% or more of the Company’s voting securities or an immediate family member of any of the foregoing. The policy covers indirect material interests, but excludes certain relationships and pre-approved transactions.

Any officer, director or employee of the Company who is aware of a proposed transaction that may violate the related party policy must bring such transaction to the notice of the General Counsel and Chief Financial Officer of the Company. If the General Counsel or Chief Financial Officer determines that the proposed transaction could be a related party transaction, it will be submitted to the Nominating and Corporate Governance Committee to consider all the material facts of the transaction. The Committee is charged with taking a number of items into account as set forth in the policy and determining whether the transaction is indeed a related party transaction and if so, whether it should be approved in any particular case. The type of matters which the Committee will take into account are:

•	the nature of the related party’s interest in the transaction;

•	the material terms of the transaction, including the amount and type of the transaction;

•	the importance of the transaction to the related party;

•	the importance of the transaction to the Company;

•	whether the terms of the transaction are comparable to those of similar transactions not involving related parties; and

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interests of the Company.

The chairman of the Committee will report on any decision at the next meeting of the Board of Directors.

Nominating and Corporate Governance Committee Procedures

The current members of the Nominating and Corporate Governance Committee are directors Cederna (Chairman), Hotopp and Unkovic, whose terms as Committee members will expire at the 2010 organizational meeting of the Board to be held on the date of the Annual Meeting of Shareholders. The Board has determined that each of the current members of the Committee is independent as defined in the listing standards of the New York Stock Exchange.

The Committee has a written charter which is available in the Investor Relations section of the Company’s internet website at www.MSAnet.com.

The Committee will consider nominees brought to the attention of the Board by a shareholder, a non-management director, the chief executive officer, any other executive officer, a third-party search firm or other appropriate sources. The fundamental criterion for selecting a prospective director of the Company shall be the ability to contribute to the well-being of the Company and its shareholders. Good judgment, integrity and a commitment to the mission of the Company are essential. Other criteria used in connection with selecting prospective directors shall include skills and experience needed by the Board, diversity, commitment and any other factor considered relevant by the Committee and/or the Board. The Committee may prioritize the criteria depending on the current needs of the Board and the Company.

Any shareholder who desires to have an individual considered for nomination by the Committee must submit a recommendation in writing to the Corporate Secretary, at the Company’s address appearing on page one, not later than November 30 preceding the annual meeting at which the election is to be held. The recommendation should include the name and address of both the shareholder and the candidate and the qualifications of the candidate recommended.

The Committee determines a process for identifying and evaluating nominees for director on a case by case basis, considering the context in which such nomination is being made. It is not anticipated that the process for evaluating a nominee would differ based on whether the nominee is recommended by a shareholder.

Shareholder Communications

A shareholder or other interested party who wishes to communicate with the Board, a Committee of the Board or any individual director or group of directors may do so directly by sending the communication in writing, addressed to the Board, the Committee, the individual director or group of directors, c/o Corporate Secretary, at the Company’s address appearing on page one.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors assists the Board in fulfilling its oversight responsibilities relating to, among other things, the quality and integrity of the Company’s financial reports. The Committee operates pursuant to a written charter which was approved by the Board of Directors and is available in the Investor Relations section of the Company’s website at www.MSAnet.com. The Board of Directors, in its business judgment, has determined that all members of the Audit Committee are independent as defined in the listing standards of the New York Stock Exchange and Securities and Exchange Commission Rule 10A-3.

The management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements and the adequacy of its internal controls. The independent registered public accounting firm is responsible for planning and carrying out an audit in accordance with generally accepted auditing standards and expressing an opinion based on the audit as to whether the Company’s audited financial statements fairly present the Company’s consolidated financial position, results of operation and cash flows in conformity with generally accepted accounting principles.

The Audit Committee has reviewed the Company’s audited financial statements for the year ended December 31, 2009 and has discussed the financial statements with management and with PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm for 2009. The Audit Committee has received from the independent registered public accounting firm written disclosures pursuant to Statement on Auditing Standards No. 61, Communication with Audit Committees, and has discussed those matters with the independent registered public accounting firm. The Audit Committee has also received from the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm their independence.

In performance of its oversight function, the Audit Committee also monitored Company management’s compliance with Section 404 of the Sarbanes-Oxley Act of 2002 by discussing with management and PwC (i) management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2009 (“Management’s Assessment”); (ii) PwC’s opinion of Management’s Assessment and (iii) PwC’s opinion of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2009.

Based upon the review and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee as referred to in this report and described in the Committee’s charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the Securities and Exchange Commission.

The foregoing report was submitted by the Audit Committee of the Board of Directors.

Diane M. Pearse, Chair

Robert A. Bruggeworth

James A. Cederna

Thomas H. Witmer

STOCK OWNERSHIP

Under regulations of the Securities and Exchange Commission, a person is considered the “beneficial owner” of a security if the person has or shares with others the power to vote the security (voting power) or the power to dispose of the security (investment power). In the tables which follow, “beneficial ownership” of the Company’s stock is determined in accordance with these regulations and does not necessarily indicate that the person listed as a “beneficial owner” has an economic interest in the shares indicated as “beneficially owned.”

Beneficial Ownership of Management and Directors

The following table sets forth information regarding the amount and nature of beneficial ownership of the Company’s Common Stock and 4 1/2% Cumulative Preferred Stock as of February 16, 2010 by each director and Named Officer and by all directors and executive officers as a group. Except as otherwise indicated in the footnotes to the table, the person named or a member of the group has sole voting and investment power with respect to the shares listed.

	Common Stock						4 1/2 % Cumulative Preferred Stock
	Amount and Nature of Beneficial Ownership				Total Common Stock	Percent of Class (1)	Amount and Nature of Beneficial Ownership		Percent of Class
	Non-Trust Shares (1)		Trust Shares (2)
John T. Ryan III	1,689,850	(3)	3,023,999	(4)	4,713,849	12.13%	187		1.02%
Robert A. Bruggeworth	4,861		—		4,861	0.01%	—		—
James A. Cederna	27,298		—		27,298	0.07%	—		—
Thomas B. Hotopp	45,271	(3)	—		45,271	0.12%	—		—
Diane M. Pearse	12,044		—		12,044	0.03%	—		—
L. Edward Shaw, Jr.	761,891	(3)	—		761,891	2.00%	—	(3)	—
John C. Unkovic	32,168		2,365,815	(4)	2,397,983	6.29%	93	(4)	0.51%
Thomas H. Witmer	39,140		—		39,140	0.10%	—		—
Rob Cañizares	94,657	(3)	138,327	(5)	232,984	0.61%	—		—
Joseph A. Bigler	93,686		80,526	(5)	174,212	0.46%	—		—
Kerry M. Bove	112,870	(3)	80,526		193,396	0.51%	—		—
William M. Lambert	245,247	(3)	—		245,247	0.64%	—		—
Dennis L. Zeitler	98,700		80,526	(5)	179,226	0.47%	—		—
All executive officers and directors as a group (17 persons)	3,422,564	(3)	3,685,834	(5)	7,108,398	18.03%	280		1.53%

(1)	The number of shares of Common Stock beneficially owned and the number of shares of Common Stock outstanding used in calculating the percent of class include the following shares of Common Stock which may be acquired within 60 days upon the exercise of stock options held under the Management Equity Plans or the Director Equity Plans: Mr. Ryan, 721,886 shares; Mr. Cederna, 4,128 shares; Mr. Hotopp, 9,366 shares; Ms. Pearse, 4,128 shares; Mr. Shaw, 24,483 shares; Mr. Unkovic, 2,599 shares; Mr. Witmer, 9,366 shares; Mr. Bigler, 34,675 shares; Mr. Bove, 62,105 shares; Mr. Cañizares, 69,937 shares; Mr. Lambert, 163,867 shares; Mr. Zeitler, 47,600 shares; and all directors and executive officers as a group, 1,273,424 shares. The number of shares of Common Stock beneficially owned also includes the following restricted shares awarded under the Company’s Management Equity Plans and the Company’s Director Equity Plans, as to which such persons have voting power only: Mr. Bruggeworth, 4,861 shares; Mr. Cederna, 4,861 shares; Mr. Hotopp, 4,861 shares; Ms. Pearse, 4,861 shares; Mr. Ryan III, 2,383 shares; Mr. Shaw, 4,861 shares; Mr. Unkovic, 4,861 shares; Mr. Witmer, 4,861 shares; Mr. Bigler, 7,657 shares; Mr. Bove, 5,804 shares; Mr. Cañizares, 24,720 shares; Mr. Lambert, 39,996 shares; Mr. Zeitler, 24,068 shares; and all directors and executive officers as a group, 155,552 shares.

(2)	The shares in this column are those as to which the director or officer holds voting and/or investment power as a fiduciary or otherwise under the terms of a trust instrument. In certain cases, the director or officer is also among the beneficiaries of the trust.

(3)

Includes shares of Common Stock as to which voting and investment power is shared with the spouse as follows: Mr. Hotopp, 27,324 shares; Mr. Bove, 44,961 shares; Mr. Cañizares, 57,801 shares; and all directors and executive officers as a group, 153,561 shares. Amounts shown do not include 514,369 shares of Common Stock held by Mr. Ryan’s wife, including 159,638 shares held as trustee. The amount shown for Mr. Shaw does not include 3,014,515 additional shares of Common Stock (including 2,707,202 shares held as trustee) and 721 shares of 4 1/2% Cumulative Preferred Stock, held by Mr. Shaw’s wife. The amount shown for Mr. Cañizares does not include 13,100 additional shares of Common Stock held by Mr. Cañizares’ wife, as trustee. The amount shown for Mr. Lambert does not include 40,000 shares held by Mr. Lambert’s wife.

(4)

Includes 2,325,463 shares of Common Stock as to which Mr. Ryan and Mr. Unkovic share voting and investment power, in certain cases with other persons, as co-trustees. The amount shown for Mr. Ryan also includes 611,470 additional shares of Common Stock as to which Mr. Ryan shares voting and investment power with other persons as co-trustees. Mr. Unkovic also holds 93 shares of 4 1/2% Cumulative Preferred Stock as trustee.

(5)	The Company has established a Stock Compensation Trust which as of the record date holds 2,174,204 shares of Common Stock that are available to satisfy obligations of the Company under its stock incentive plans. Under the terms of the Trust Agreement, the trustee, PNC Bank, must follow the directions of the holders of stock options under the plans, excluding members of the Board of Directors, in voting the shares held by the Trust and in determining whether such shares should be tendered in the event of a tender or exchange offer for the Common Stock. Each such option holder has the power to direct the trustee with respect to a number of shares of Common Stock equal to the shares held by the Trust divided by the number of option holders. Included in the table are 80,526 shares of Common Stock each for Messrs. Bigler, Bove, Cañizares and Zeitler, and 563,682 shares of Common Stock for all executive officers and directors as a group, as to which such persons and other executive officers of the Company have such voting and investment power. See the following discussion of the beneficial ownership of The PNC Financial Services Group, Inc.

5% Beneficial Owners

As of February 16, 2010, to the best of the Company’s knowledge, five persons or entities beneficially owned more than 5% of the Company’s Common Stock. The beneficial ownership of John T. Ryan III and John C. Unkovic appears in the immediately preceding table. The following table sets forth the beneficial ownership of the other 5% beneficial owners, based upon information provided by such persons:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
The PNC Financial Services Group, Inc. One PNC Plaza 249 Fifth Avenue Pittsburgh, Pennsylvania 15222	2,287,508(1)(2)	6.4%

Columbia Wanger Asset Management, L.P. 227 West Monroe Street, Suite 3000 Chicago, IL 60606	2,351,500(3)	6.5%

Black Rock, Inc. 40 East 52nd Street New York, NY 10022	2,047,586	5.7%

(1)	According to a Schedule 13G filed by The PNC Financial Services Group, Inc. as of February 12, 2010 reporting shares held as of December 31, 2009, all shares are held by subsidiaries of PNC in various fiduciary capacities. The subsidiaries each have sole voting and investment power with respect to 98,225 and 68,125 shares, respectively, and shared investment power with respect to 2,209,883 shares.

(2)	Includes 2,182,983 shares of Common Stock held by the Company’s Stock Compensation Trust as of December 31, 2009, as to which certain investment power is shared with certain executive officers of the Company and other holders of stock options under Company plans. See footnote (5) to the immediately preceding table.

(3)	According to a Schedule 13G filed February 11, 2010, Columbia Wanger Asset Management, L.P. is an investment adviser and has sole voting power over 2,254,300 shares, and sole investment power over 2,351,500 shares of Common Stock. The shares reported include shares held by Columbia Acorn Trust, a Massachusetts business trust that is advised by the reporting person, and which holds 5.71% of the shares of the Company.

(4)	According to a Schedule 13G filed January 29, 2010, Black Rock, Inc. and its subsidiaries have sole voting power and sole investment power over all shares.

Beneficial Ownership of Ryan Family

The preceding tables disclose in accordance with Securities and Exchange Commission requirements only a portion of the aggregate beneficial ownership of the Company’s Common Stock by the Ryan family. As of February 16, 2010, members of the extended family of John T. Ryan III, including trusts for their benefit, beneficially owned to the knowledge of the Company an aggregate of approximately 10,688,670 shares of Common Stock, representing approximately 27.5% of the outstanding shares.

PROPOSAL NO. 3

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Because of the importance to the shareholders of having the Company’s financial statements audited by an independent registered public accounting firm, it is the opinion of the Board of Directors that the selection of the independent registered public accounting firm should be submitted to the shareholders. The Board of Directors and its Audit Committee recommend that the shareholders approve the selection of the firm of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2010. PricewaterhouseCoopers LLP has advised the Company that neither the firm nor any of its partners has any direct or material indirect financial interest in the Company or any of its subsidiaries.

The following table sets forth PricewaterhouseCoopers LLP fees billed to the Company for professional services related to 2009 and 2008:

	2009	2008
Audit Fees	$1,969,971	$1,877,721
Audit-Related Fees (1)	317,814	43,400
Tax Fees (2)	—	20,000
All Other Fees	—	—

(1)	Audit-related fees were primarily for consultation concerning financial and accounting reporting standards, employee benefit plan audits and due diligence related to acquisitions.

(2)	Tax fees consisted of tax compliance, tax advice and tax planning services.

The charter of the Audit Committee requires that the Audit Committee approve in advance all audit and non-audit services to be performed by the Company’s independent registered public accounting firm, subject to the statutory exception for de minimus non-audit services. For 2009 and 2008, all services provided by PricewaterhouseCoopers LLP were pre-approved by the Audit Committee pursuant to the pre-approval policy.

Board Recommendation and Required Vote

The Board of Directors and the Audit Committee recommend a vote “FOR” the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm. Unless otherwise specified therein, proxies received in the accompanying form will be so voted. It is expected that one or more representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions. See “Election of Directors” for information concerning the Audit Committee of the Board of Directors.

Approval of this proposal requires the affirmative vote of a majority of the votes which the holders of Common Stock present and voting in person or by proxy (excluding abstentions) are entitled to cast on the proposal, with a quorum of a majority of the outstanding shares of Common Stock being present or represented at the Annual Meeting. In the event the proposal is not approved, the Board will treat this as a recommendation to consider another independent registered public accounting firm for 2011.

OTHER MATTERS

The Board of Directors does not know of any matters, other than those referred to herein, which will be presented for action at the meeting. However, in the event of a vote on any other matter that should properly come before the meeting, it is intended that proxies received in the accompanying form will be voted thereon in accordance with the discretion and judgment of the persons named in the proxies.

ANNUAL REPORT ON FORM 10-K

Upon written request to the undersigned Secretary of the Company (at the address specified on page one) by any shareholder whose proxy is solicited hereby, the Company will furnish a copy of its 2009 Annual Report on Form 10-K to the Securities and Exchange Commission, together with financial statements and schedules thereto, without charge to the shareholder requesting same.

2011 SHAREHOLDER PROPOSALS

The Company’s bylaws require that any shareholder intending to present a proposal for action at an Annual Meeting must give written notice of the proposal, containing specified information, so that it is received by the Company not later than the notice deadline under the bylaw. This notice deadline will generally be 120 days prior to the anniversary date of the Company’s Proxy Statement for the previous year’s Annual Meeting, or November 30, 2010 for the Company’s Annual Meeting in 2011.

The bylaw described above does not affect the right of a shareholder to request inclusion of a shareholder proposal in the Company’s Proxy Statement pursuant to Securities and Exchange Commission Rule 14a-8 or to present for action at an Annual Meeting any proposal so included. Rule 14a-8 requires that written notice of a shareholder proposal requested to be included in the Company’s proxy materials pursuant to the Rule must also generally be received by the Company not later than 120 days prior to the anniversary date of the Company’s Proxy Statement for the previous year’s Annual Meeting. For the Company’s Annual Meeting in 2011, this deadline would also be November 30, 2010.

The notices of shareholder proposals described under this caption must be given to the Secretary of the Company at the address set forth on page one. A copy of the bylaw provision described above will be furnished to any shareholder upon written request to the Secretary at the same address.

EXPENSES OF SOLICITATION

All expenses incident to the solicitation of proxies by the Board of Directors will be paid by the Company. The Company will, upon request, reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in forwarding copies of solicitation material to beneficial owners of Common Stock held in the names of such persons. In addition to solicitation by mail, in a limited number of instances, regular employees of the Company may solicit proxies in person or by telephone. Employees will receive no additional compensation for any such solicitation.

By Order of the Board of Directors,

DOUGLAS K. MCCLAINE

Secretary

Appendix A

MINE SAFETY APPLIANCES COMPANY

CEO ANNUAL INCENTIVE AWARD PLAN

Amended and Restated on February 23, 2010

1.	Purposes.

The purposes of the Mine Safety Appliances Company CEO Annual Incentive Award Plan are to provide a strong financial incentive each year for performance of the Company’s Chief Executive Officer (“CEO”) by making a significant percentage of the CEO’s total cash compensation dependent upon the level of corporate performance attained for the year, and to do so in a manner which preserves deductibility of CEO compensation expense under Section 162(m) of the Code.

2.	Definitions in Last Section.

Unless defined where the term first appears in the Plan, capitalized terms shall have the meanings given in Section 6.

3.	CEO Annual Incentive Award.

(a)    Establishment of Annual Incentive Award. On or before the 90th day of each Plan Year, and in no event after 25% of the period of service has elapsed, the Committee shall establish the Annual Incentive Award and determine and cause to be set forth in writing the Performance Criteria to be used in determining whether all or any part of the CEO’s Annual Incentive Award for such Plan Year has been earned and the method of determining the dollar amount earned, including the applicable Performance Target and any Performance Threshold or Performance Maximum. The terms so established by the Committee shall be objective such that a third party having knowledge of the relevant facts could determine (1) whether or not the Performance Target and any Performance Threshold or Performance Maximum has been achieved and (2) the dollar amount which has been earned based on such performance.

(b)    Determination and Certification of Incentive Award Amount. Within two and one-half months following the end of the Plan Year, the Committee shall determine in accordance with the terms of the Plan and shall certify in writing whether the applicable Performance Target, any applicable Performance Threshold or Performance Maximum, and any other material terms of an Annual Incentive Award were achieved or satisfied and the amount, if any, of the Annual Incentive Award payable to the CEO. For this purpose, approved minutes of the meeting of the Committee at which the certification is made shall be sufficient to satisfy the requirement of a written certification. The Committee shall have the discretion to decrease, but may not increase, the amount of the Annual Incentive Award calculated pursuant to the terms established by the Committee pursuant to Section 3(a). The amount of any Annual Incentive Award, as so certified by the Committee, shall be communicated in writing to the Participant and shall be payable to the Participant as provided in Section 3(f).

(c)    Definition of Accounting Terms. In establishing Performance Criteria and Performance Targets for any Plan Year, the Committee may define accounting terms so as to specify in an objectively determinable manner the effect of changes in accounting principles, extraordinary items, discontinued operations, mergers or other business combinations, acquisitions or dispositions of assets and the like. Unless otherwise so determined by the Committee and reflected in the terms of the Annual Incentive Award established pursuant to Section 3(a), accounting terms used by the Committee in establishing Performance Criteria and Performance Targets shall be defined, and the results based thereon shall be measured, in accordance with generally accepted accounting principles as applied by the Company in preparing its consolidated financial statements and related financial disclosures for the Plan Year, as included in its reports filed with the Securities and Exchange Commission.

(d)    Maximum Annual Incentive Award. In any fiscal year of the Company, the maximum amount of the Annual Incentive Awards payable to any individual Participant shall be limited to $2,000,000.

(e)    Employment Requirement for Annual Incentive Award Payment and Exceptions Thereto.

(i)    Payment of an Annual Incentive Award to a Participant for a Plan Year shall be made only if, and to the extent that, the foregoing requirements of this Section 3 have been met with respect to the Plan Year.

(ii)    Unless otherwise determined by the Committee and reflected in the terms of the Annual Incentive Award, and except as provided in Sections 3(e)(iii) or 3(g) hereof, payment of an Annual Incentive Award to a Participant for a Plan Year shall be made only if the Participant is employed by the Company as its CEO for the entire Plan Year (from the first day of the Plan Year through the last day of the Plan Year).

(iii)    If, under circumstances described in this Section 3(e)(iii), a Participant has been employed by the Company as CEO for only part of a Plan Year, a pro-rata Annual Incentive Award shall be paid to the Participant. The pro-rata Annual Incentive Award shall be calculated by multiplying the Annual Incentive Award which would be payable if such employment had been for the entire Plan Year by a fraction, the numerator of which shall be the Participant’s days of such employment during the Plan Year (except as provided in Section 3(e)(iii)(D) hereof) and the denominator of which shall be 365. The circumstances under which such a pro-rata Annual Incentive Award shall become payable with respect to a Plan Year are the following:

(A)    the Participant’s employment has terminated during the Plan Year under circumstances which qualify the Participant for retirement (including early retirement) under the Non-Contributory Pension Plan for Employees of Mine Safety Appliances Company (or any successor plan thereto);

(B)    the Participant has died during the Plan Year;

(C)    the Participant became CEO of the Company during the Plan Year and remained so employed on the last day of the Plan Year; or

(D)    the Participant was disabled (within the meaning of the Company’s long-term disability plan) during part of the Plan Year, in that event the numerator of the fraction used to calculate the pro-rata Annual Incentive Award shall be either the days of the Plan Year during which the Participant was actively at work or such other number (which shall not be more than 365) as is determined by the Committee in its sole discretion.

(f)     Time of Payment; Termination for Cause. Except as provided in Section 3(g) hereof, and subject to any deferral election made by the Participant under any deferral plan of the Company then in effect, any Annual Incentive Award to which a CEO becomes entitled under this Section 3 with respect to a Plan Year shall be paid in a lump sum cash payment following determination and certification of such payment by the Committee, within 2  1/2 months following the end of the Plan Year; provided, however, in the event an amount is conditioned upon a separation from service and not compensation the CEO could receive without separating from service, then payment shall be made to a Participant who is a “specified employee” under Section 409A of the Code on the first day following the six-month anniversary of the Participant’s separation from service. Notwithstanding any of the foregoing provisions of the Plan, if the employment of a Participant has been terminated for cause (as determined in the sole discretion of the Committee prior to the occurrence of any Change in Control) at any time before the Company has paid the Participant’s Annual Incentive Award with respect to a Plan Year, no Annual Incentive Award shall be paid to the Participant with respect to such Plan Year. For purposes of the Plan, after a Change in Control has occurred, the Committee shall have no power to determine that a termination of a Participant’s employment has been made for cause.

(g)    Change in Control. Notwithstanding any other provision of the Plan to the contrary, (i) if a Change in Control of the Company shall occur following a Plan Year as to which the actual Annual Incentive Award to be paid has been determined (but such Annual Incentive Award has not yet been paid), such Annual Incentive Award shall be paid immediately in cash, and in all events no later than the time specified in Section 3(f), (ii) if a Change in Control shall occur following a Plan Year as to which the actual Annual Incentive Award to be paid has not yet been determined, such Annual Incentive Award shall be immediately determined and paid in cash, and in all events no later than the time specified in Section 3(f), and (iii) if a Change in Control shall occur during a Plan Year as to which an Annual Incentive Award Performance Target has been established (but the actual Annual Incentive Award to be paid has not yet been determined), such Plan Year shall be deemed to have been completed, the Performance Target with respect to each Performance Criteria shall be deemed to have been attained, and a pro rata portion of the Annual Incentive Award so determined for such partial Plan Year (based on the number of full and partial months which have elapsed with respect to such Plan Year) shall be paid at the time specified in Section 3(f) in cash to the Participant.

4.	Administration.

The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, to construe and interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

The Committee may appoint a chairperson and a secretary and may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by unanimous written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, any Participant (or any person claiming any rights under the Plan from or through any Participant) and any shareholder.

No member of the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Annual Incentive Award hereunder.

5.	General Provisions.

(a)    No Right to Continued Employment. Nothing in the Plan or in any Annual Incentive Award hereunder shall confer upon any Participant the right to continue in the employ of the Company either as CEO or in any other capacity or to be entitled to any remuneration or benefits not set forth in the Plan or to interfere with or limit in any way the right of the Company to terminate such Participant’s employment.

(b)    Cancellation and Recoupment of Awards. Annual Incentive Awards and any payments therefor are subject to the Company’s Recoupment Policy, as it may be amended from time to time. Annual Incentive Awards may be cancelled without payment and/or a demand for repayment of any gains realized from Annual Incentive Awards may be made upon a Participant pursuant to the Company’s Recoupment Policy on the basis of any circumstances described therein.

(c)    Withholding Taxes. The Company shall deduct from all payments under the Plan any taxes required to be withheld by federal, state or local governments.

(d)    Amendment and Termination of the Plan. The Board or its Compensation Committee may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part. Additionally, the Committee may make such amendments as it deems necessary to comply with Section 162(m) of the Code or other applicable laws, rules and regulations. Notwithstanding the foregoing, no amendment of the Plan shall be made without shareholder approval if shareholder approval of the amendment is necessary for Annual Incentive Awards under the Plan to continue to qualify as “performance based compensation” under Section 162(m) of the Code.

(e)    Participant Rights. No Participant in the Plan for a particular Plan Year shall have any claim to be granted any target Annual Incentive Award under the Plan for any subsequent Plan Year, and there is no obligation for uniformity of treatment of Participants.

(f)    Unfunded Status of Annual Incentive Awards. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments which at any time are not yet made to a Participant with respect to an Annual Incentive Award, nothing contained in the Plan or any related document shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(g)    Governing Law. The Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to the choice of law principles thereof, except to the extent that such law is preempted by federal law.

(h)    Effective Date and Shareholder Approval. The effective date of the Plan shall be January 1, 2010, provided that the adoption of the Plan is approved by a majority of the votes cast at a duly held meeting of the shareholders of the Company at which a quorum representing a majority of the outstanding voting stock of the Company is, either in person or by proxy, present and entitled to vote. Although an Annual Incentive Award may be established by the Committee prior to such shareholder approval of the Plan, any such Annual Incentive Award shall be subject to such shareholder approval being obtained, and no payments in respect of such Award shall be made prior to or in the absence of such shareholder approval. Subject to such approval by the shareholders, the Plan shall continue in effect until the Plan Year ending December 31, 2014, unless earlier terminated by the Board or its Compensation Committee.

6.	Definitions.

The following terms, as used herein, shall have the following meanings:

(a)    “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(b)     “Annual Incentive Award” shall mean any Annual Incentive Award to which a Participant becomes entitled pursuant to the Plan; the establishment of an Annual Incentive Award with respect to a Participant pursuant to Section 3(a) hereof does not, by itself, entitle the Participant to payment of any Annual Incentive Award hereunder; an Annual Incentive Award must be earned and become payable pursuant to other provisions hereof.

(c)     “Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(d)     “Board” shall mean the Board of Directors of the Company.

(e)     “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(I)     any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (III) below; or

(II)     the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the effective date of the Plan, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds ( 2 /3) of the directors then still in office who either were directors on the effective date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(III)    there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least fifty-one percent (51%) of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company’s then outstanding securities; or

(IV)    the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, at least fifty-one percent (51%) of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the voting securities of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(f)     “Chief Executive Officer” or “CEO” shall mean the Chief Executive Officer of the Company.

(g)     “Code” shall mean the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, and regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed also to refer to any successor sections.

(h)    “Committee” shall mean a committee or subcommittee designated by the Board or its Compensation Committee to administer the Plan, and consisting of not less than two members of the Board, each of whom, at the time of appointment to the Committee and at all times during service as a member of the Committee, shall be (i) an “outside director,” as then defined under Section 162(m) of the Code and (ii) an “independent director” within the meaning of the listing requirements of the New York Stock Exchange or of any other exchange on which the common stock of the Company may then be listed.

(i)     “Company” shall mean Mine Safety Appliances Company, a corporation organized under the laws of the Commonwealth of Pennsylvania, or (except as used in the definitions of Change in Control and Person in this Section 6) any successor corporation.

(j)     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

(k)     “Participant” shall mean an individual serving as CEO of the Company for whom an Annual Incentive Award is established by the Committee with respect to the relevant Plan Year.

(l)     “Performance Criteria” shall mean one or more pre-established, objective measures of performance by the Company during a Plan Year selected by the Committee in its discretion to determine whether an Annual Incentive Award has been earned in whole or in part. Performance Criteria may be based on consolidated net income, earnings before interest and taxes (EBIT), income from continuing operations, income before extraordinary items, income from continuing operations before extraordinary items, earnings per share, return on equity, return on assets or total shareholder return. Performance Criteria based on such performance measures may be based on the absolute performance of the Company under such measure for the Plan Year, or a combination of absolute or relative values or rates of change, and on a gross or net basis and/or upon a comparison of such performance with the performance of the Company in a prior period, the performance of a peer group of companies or other measure selected or defined by the Committee at the time of establishing an Annual Incentive Award under Section 3(a).

(m)     “Performance Target” shall mean the level or levels of achievement of one or more Performance Criteria which must be attained during a Plan Year for an Annual Incentive Award to be fully earned, as established by the Committee at the time of establishing an Annual Incentive Award under Section 3(a).

(n)     “Performance Threshold” shall mean the minimum level or levels of achievement of the Performance Criteria applicable to a Plan Year which must be attained for any portion of an Annual Incentive Award to be earned. If the Performance Threshold is other than the Performance Target, the Committee shall establish and terms of the Annual Incentive Award shall set forth, in addition to the Performance Target, the Performance Threshold, the amount of the Annual Incentive Award payable if the Performance Threshold is achieved, and the manner of determining the amount payable if the actual level of performance is between the Performance Threshold and the Performance Target.

(o)     “Performance Maximum” shall mean a maximum dollar amount payable with respect to an Annual Incentive Award and the level or levels of achievement of the Performance Criteria applicable to a Plan Year which must be attained or exceeded for such maximum amount to be earned. If the Performance Maximum is higher than the amount payable on achievement of the Performance Target, the Committee shall establish and the terms of the Annual Incentive Award shall set forth the maximum dollar amount payable with respect to the Annual Incentive Award, the level or levels of achievement of the Performance Criteria applicable to the Plan Year which must be attained for such maximum amount to be payable, and the manner of determining the amount payable if the actual level of performance is between the Performance Target and the Performance Maximum.

(p)     “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (v) any individual or entity [including the trustees (in such capacity) of any such entity which is a trust] which as of February 18, 2005 is, directly or indirectly, the Beneficial Owner of securities of the Company representing 5% or more of the combined voting power of the Company’s then outstanding securities or any Affiliate of any such individual or entity, including, for purposes of this Plan, any of the following; (A) any trust (including the trustees thereof in such capacity) established by or for the benefit of any such individual; (B) any charitable foundation (whether a trust or a corporation, including the trustees or directors thereof in such capacity) established by any such individual; (C) any spouse of any such individual; (D) the ancestors (and spouses) and lineal descendants (and spouses) of such individual and such spouse; (E) the brothers and sisters (whether by the whole or half blood or by adoption) of either such individual or such spouse; or (F) the lineal descendants (and their spouses) of such brothers and sisters.

(q)     “Plan” shall mean this Mine Safety Appliances Company CEO Annual Incentive Award Plan, as amended from time to time.

(r)     “Plan Year” shall mean the Company’s fiscal year, except that if a Participant becomes CEO during a fiscal year, the Committee may establish a Plan Year for such Participant consisting of all or part of the remainder of such fiscal year. In case of a Plan Year which is less than a full calendar year, the Committee shall establish the terms of the Award, as provided in Section 3(a), before 25% of the Plan Year has elapsed.

00069831

MINE SAFETY APPLIANCES COMPANY    •    P.O. BOX 426, PITTSBURGH, PENNSYLVANIA 15230    •     PHONE (412) 967-3000

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO THE HOLDERS OF 4½% CUMULATIVE PREFERRED STOCK OF

        MINE SAFETY APPLIANCES COMPANY:

Notice is hereby given that the Annual Meeting of Shareholders of Mine Safety Appliances Company will be held on Tuesday, May 11, 2010 at 8:30 A.M., local Pittsburgh time, at the Pittsburgh Marriott North, 100 Cranberry Woods Drive, Cranberry Township, Pennsylvania 16066 (please note the new time and location of the meeting this year) for the purpose of considering and acting upon the following:

(1)    Election of Directors for 2013:    The election of three directors for a term of three years;

(2)    CEO Annual Incentive Award Plan:    Approval of Adoption of the Company’s amended and restated CEO Annual Incentive Award Plan;

(3)    Selection of Independent Registered Public Accounting Firm:    The selection of the independent registered public accounting firm for the year ending December 31, 2010;

and such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only the holders of Common Stock of the Company of record on the books of the Company at the close of business on February 16, 2010 are entitled to notice of any to vote at the meeting and any adjournment thereof.

You are cordially invited to attend the meeting even though as a holder of 4½% Cumulative Preferred Stock you have no voting rights.

By Order of the Board of Directors,

DOUGLAS K. MCCLAINE

Secretary

March 30, 2010

MINE SAFETY APPLIANCES COMPANY

Annual Meeting of Shareholders

Tuesday, May 11, 2010

8:30 a.m.

Pittsburgh Marriott North

100 Cranberry Woods Drive

Cranberry Township, PA 16066

Mine Safety Appliances Company

This proxy is solicited on behalf of the Board of Directors.

Proxy—Mine Safety Appliances Company—2010 Annual Meeting of Shareholders

The undersigned hereby appoints WILLIAM M. LAMBERT and DOUGLAS K. MCCLAINE, or either of them, as proxies, with power of substitution, to vote all shares of MINE SAFETY APPLIANCES COMPANY which the undersigned is entitled to vote at the 2010 Annual Meeting of Shareholders and any adjournment thereof:

This proxy will be voted as directed, or, if no direction is given, FOR items 1, 2 and 3 below. A vote FOR item 1 includes discretionary authority to vote for a substitute if a nominee listed becomes unable or unwilling to serve. The proxies named are authorized to vote in their discretion upon such other matters as may properly come before the meeting or any adjournment thereof.

The undersigned hereby revokes all previous proxies for such Annual Meeting, acknowledges receipt of the Notice of Annual Meeting and Proxy Statement, and ratifies all that said proxies may do by virtue hereof.

PLEASE MARK, DATE, EXECUTE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

MAA12010PC

ò    Please detach here    ò

The Board of Directors Recommends a Vote FOR Items 1, 2 and 3 Below:

1. Election of three Directors for a term expiring in 2013. Nominees: 01 Robert A. Bruggeworth 02 James A. Cederna 03 John C. Unkovic	☐ Vote FOR ☐ Vote WITHHELD all nominees from all nominees (except as specified below)

(Instructions: To withhold authority to vote for any individual nominee, write that nominee’s number in one of the boxes provided to the right.)

2. Approval of Adoption of the Company’s amended and restated CEO Annual Incentive Award Plan.	☐ For ☐ Against ☐ Abstain

3. Selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.	☐ For ☐ Against ☐ Abstain

Address Change? Mark Box Indicate changes below: ☐	Date , 2010

Signature (s) in Box

Please sign exactly as your name appears hereon. FOR JOINT
ACCOUNTS, EACH JOINT OWNER SHOULD SIGN. When
signing as attorney, executor, administrator, trustee, etc., please give your full title as such. If a corporation, please sign full corporate name by President or other authorized officer and give full title. If a partnership, please sign in partnership name by authorized person and give full title.